Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit Agreement (this “Agreement”) dated as of February 25, 2016 (the “Amendment No. 1 Effective Date”) is among Forum Energy Technologies, Inc. (the “Borrower”), the Guarantors, the Lenders party hereto, the Issuing Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the Administrative Agent, the Issuing Lenders party thereto from time to time, the Lenders party thereto from time to time and Wells Fargo Bank, National Association, as the swing line lender, are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2013 (the “Credit Agreement”).

B. The Borrower has requested that the Lenders make certain amendments to the Credit Agreement as set forth herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Amendments to Credit Agreement.

(a) The Credit Agreement is hereby amended as reflected in Annex A attached hereto.

(b) Schedule I – Pricing Schedule, Schedule II – Revolving Commitments, Contact Information, Schedule 4.1 – Organizational Information, and Schedule 4.11 – Subsidiaries attached to the Credit Agreement are hereby deleted and replaced in their entirety with the corresponding Schedule I – Pricing Schedule, Schedule II – Revolving Commitments, Contact Information, Schedule 4.1 – Organizational Information, and Schedule 4.11 – Subsidiaries attached hereto.

(c) Exhibit B – Form of Compliance Certificate to the Credit Agreement is hereby deleted and replaced its entirety with Exhibit B – Form of Compliance Certificate attached hereto.

(d) Exhibit D – Form of Notice of Borrowing to the Credit Agreement is hereby deleted and replaced its entirety with Exhibit D – Form of Notice of Borrowing attached hereto.

(e) The Credit Agreement is hereby further amended by attaching thereto a new Exhibit J- Form of Borrowing Base Certificate in the form attached hereto.

Section 3. Reduction of Commitments. This Agreement shall be deemed a ratable reduction in part of the unused portion of Revolving Commitments pursuant to Section 2.1(c)(i) of the Credit Agreement, it being understood that the three Business Days’ notice requirement and any other conditions precedent under such Section shall hereby be waived. On the Amendment No. 1 Effective Date, after giving effect to the contemplated reduction herein, (a) the Revolving Commitments shall be as set forth on the revised Schedule II attached hereto, and (b) each Lender’s Revolving Commitment shall be automatically decreased to the amount set forth adjacent to such Lender’s name on such replacement Schedule II.

Section 4. Representations and Warranties. Each Credit Party represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 1 Effective Date as if made on as and as of such date, except that any such representation or warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s corporate, partnership or limited liability company power and authority, as applicable, and have been duly authorized by appropriate governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Secured Obligations.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Amendment No. 1 Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Amendment No. 1 Effective Date:

(a) Agreement. The Administrative Agent shall have received multiple original counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders.

(b) Engagement Letter. The Administrative Agent shall have received multiple original counterparts of that certain engagement and fee letter dated as of February 10, 2016, executed by the Borrower and Wells Fargo Securities, LLC.

(c) Certificates. The Borrower shall have delivered a completed and executed perfection certificate in form and substance reasonably acceptable to the Administrative Agent.

(d) Borrowing Base Certificate. The Borrower shall have delivered a completed and executed Borrowing Base Certificate in form and substance reasonably acceptable to the Administrative Agent calculating the Borrowing Base (as defined in Annex A) to be in effect on the Amendment No. 1 Effective Date and calculated for the month ended January 31, 2016.

(e) Payment of Fees. The Borrower shall have paid (a) all reasonable fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Amendment No. 1 Effective Date, and (b) all fees required under the engagement and fee letter referred to in clause (b) above.

Section 6. Acknowledgments and Agreements.

(a) Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b) The Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (a) any Default or Event of Default under any of the Credit Documents, (b) any of the agreements, terms or conditions contained in any of the Credit Documents, (c) any rights or remedies of the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender with respect to the Credit Documents, or (d) the rights of the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) The Borrower, each Guarantor, Administrative Agent, each Issuing Lender and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty are not impaired in any respect by this Agreement.

(d) From and after the Amendment No. 1 Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement, to the extent provided thereunder.

Section 7. Reaffirmation of Security Documents. Each Credit Party (a) represents and warrants that, as of the Amendment No. 1 Effective Date, it has no defenses to the enforceability of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Secured Obligations.

Section 8. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty, as amended hereby, are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty, as amended hereby), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 9. Lender Hold Harmless and Release; Direction to Amend Pledge and Security Agreement.

(a) Each Lender hereby acknowledges and agrees that (a) as part of the Credit Agreement, as amended hereby, Wells Fargo Bank, National Association (“WFB”) may forward to such Lender, from time to time, copies of certain appraisals, field exam reports, collateral audits and other collateral reports (collectively, “Reports”), (b) such Reports were prepared, or will be prepared, for WFB for its own internal purposes and if provided, are being, or will be, provided to such Lender on a confidential basis and such Reports shall not be reproduced, disseminated or discussed by such Lender except to its and its affiliates’ directors, officers, employees, attorneys and agents in connection with the Credit Agreement or as required under applicable Legal Requirement without WFB’s express written consent, (c) if provided, such Reports are being, or will be, provided without any representation or warranty, expressed or implied, by WFB as to its accuracy or completeness, (d) WFB is making no representation or warranty of any kind related to or in connection with such Reports and WFB assumes no responsibility to make any such representation or warranty, (e) if provided, such Reports are being, or will be, provided solely for such Lender’s convenience, and (f) WFB does not have any responsibility for the creditworthiness or financial conditions of any Credit Party or any Affiliate thereof. Furthermore, each Lender hereby acknowledges and agrees that in making decisions under this Agreement and in the other Credit Documents, including the Credit Agreement, as amended hereby, such Lender is making its own credit analysis and decisions independently and without reliance on any Report or on WFB. Without limiting the generality of Section 8.4 of the Credit Agreement, each Lender hereby agrees to, and hereby does, indemnify and hold harmless Wells Fargo & Company, WFB and each of the foregoing’s affiliates and each of the foregoing’s respective Related Parties (each of the foregoing being a “WFB Indemnitee”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including but not limited to attorneys’ fees) which may be imposed on or incurred by any WFB Indemnitee or asserted against any WFB Indemnitee by any third party, any Lender, the Borrower or any Affiliate thereof or any other Person, and in any way relating to or arising out of such Lender’s direct or indirect (and whether by act or omission) (i) release of any Report, or (ii) use of any Report (including as a result of such WFB Indemnitee’s own negligence regardless of whether such negligence is sole or contributory, active or passive, imputed, joint or technical) but not including to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have result from such WFB Indemnitee’s gross negligence or willful misconduct. The terms of this Section 9 are solely for the benefit of the WFB Indemnitees and their respective successors and assigns and no other Person shall have or be entitled to assert rights or benefits under this Section 9. The provisions of this Section 10 shall survive the occurrence of the termination of this Agreement, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

(b) Each Lender hereby directs the Administrative Agent to enter into that certain Amendment No. 1 to Pledge and Security Agreement in substantially the form attached hereto as Annex B.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or by other electronic submission and all such signatures shall be effective as originals.

Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 13. Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 14. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE GUARANTY, THE SECURITY AGREEMENT, IN EACH CASE AS AMENDED BY THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ James W. Harris
Name:	James W. Harris
Title:	Chief Financial Officer and Senior
Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

GUARANTORS:

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.

By:	/s/ James W. Harris
Name:	James W. Harris
Title:	Vice President

FORUM GLOBAL TUBING LLC
FORUM INTERNATIONAL HOLDINGS INC.
FORUM US, INC.
TGH (US) INC.
FORUM GLOBAL HOLDINGS, LLC

By:	/s/ James W. Harris
Name:	James W. Harris
Title:	Vice President

GLOBAL FLOW TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By:	/s/ Michael Donoghue
Name:	Michael Donoghue
Title:	Vice President

FORUM GLOBAL TUBING LP
By:	FORUM US, INC., its general partner

By:	/s/ James W. Harris
Name:	James W. Harris
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Swing Line Lender, Issuing Lender, and a Lender

By:	/s/ Shannon Cunningham
Name:	Shannon Cunningham
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

JPMORGAN CHASE BANK, N.A.
as an Issuing Lender and a Lender

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

BANK OF AMERICA, N.A.
as an Issuing Lender and a Lender

By:	/s/ Tyler Ellis
Name:	Tyler Ellis
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

CITIBANK, N.A.
as a Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

ZB, N.A., d/b/a AMEGY BANK
as a Lender

By:	/s/ James C. Day
Name:	James C. Day
Title:	Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

HSBC BANK USA, N.A.
as a Lender

By:	/s/ Wadie Christopher Habiby
Name:	Wadie Christopher Habiby
Title:	Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

COMERICA BANK,
as a Lender

By:	/s/ Bradley Kuhn
Name:	Bradley Kuhn
Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

Annex A

to Amendment No. 1 to Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 26, 2013

Among

FORUM ENERGY TECHNOLOGIES, INC.

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent and Swing Line Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. AND

BANK OF AMERICA, N.A. AND SUCH OTHER LENDERS DESIGNATED

FROM TIME TO TIME

as Issuing Lenders

THE LENDERS NAMED HEREIN

as Lenders

$200,000,000

WELLS FARGO SECURITIES, LLC,

J.P. MORGAN SECURITIES LLC, AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

AS CO-LEAD ARRANGERS AND JOINT BOOKRUNNERS

JPMORGAN CHASE BANK, N.A. AND BANK OF AMERICA, N.A.

AS CO-SYNDICATION AGENTS

CITIBANK, N.A. AND DEUTSCHE BANK SECURITIES INC.

AS CO-DOCUMENTATION AGENTS

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance
Exhibit B	– Form of Compliance Certificate
Exhibit C	– Form of Guaranty
Exhibit D	– Form of Notice of Borrowing
Exhibit E	– Form of Notice of Continuation or Conversion
Exhibit F	– Form of Revolving Note
Exhibit G	– Form of Pledge and Security Agreement
Exhibit H	– Form of Swing Line Note
Exhibit I-1	– Form of U.S. Tax Compliance Certificate
Exhibit I-2	– Form of U.S. Tax Compliance Certificate
Exhibit I-3	– Form of U.S. Tax Compliance Certificate
Exhibit I-4	– Form of U.S. Tax Compliance Certificate
Exhibit J	– Form of Borrowing Base Certificate

SCHEDULES:

Schedule I	– Pricing Schedule
Schedule II	– Revolving Commitments, Contact Information
Schedule 1.1(A)	– Existing Letters of Credit
Schedule 1.1(B)	– Specified Account Debtor
Schedule 1.1(C)	– Scheduled Restructuring Costs
Schedule 4.1	– Organizational Information
Schedule 4.10	– Environmental Condition
Schedule 4.11	– Subsidiaries
Schedule 5.8	– Requirements for New Restricted Subsidiaries
Schedule 6.1	– Permitted Debt
Schedule 6.2	– Permitted Liens
Schedule 6.3	– Permitted Investments
Schedule 6.10	– Permitted Affiliate Transactions

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 26, 2013 is among (a) Forum Energy Technologies, Inc., a Delaware corporation (the “Borrower”), (b) the Lenders (as defined below), (c) the Issuing Lenders (as defined below), and (d) Wells Fargo Bank, National Association as the Swing Line Lender (as defined below), and as Administrative Agent (as defined below) for the Lenders.

RECITALS

A. The Borrower, the Administrative Agent, the Issuing Lenders, the Swing Line Lender and the lenders party thereto, including certain of the Lenders (the “Existing Lenders”) have previously executed and delivered that certain Amended and Restated Credit Agreement dated as of October 4, 2011, as heretofore amended (as so amended, the “Existing Agreement”).

B. The Borrower, the Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Existing Lenders together with any new Lenders desire to amend and restate (but not extinguish) the Existing Agreement in its entirety as hereinafter set forth through the execution of this Agreement.

C. It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Existing Agreement, not a novation of the Existing Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Lenders, (i) do hereby agree that the Existing Agreement is amended and restated (but not novated) in its entirety as set forth herein, and (ii) do hereby further agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1. Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens and other than as to Excluded Perfection Collateral), (c) secures the Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) except as to Excluded Perfection Collateral, is perfected.

“Account Control Agreement” means an agreement among a Credit Party, the Administrative Agent and a depositary bank or securities intermediary in form and substance reasonably acceptable to the Administrative Agent, pursuant to which the Administrative Agent obtains control over a deposit account or securities account of such Credit Party in order to perfect the Lien of the Administrative Agent in such account.

“Account Debtor” mean any Person who is obligated under an Account, chattel paper or general intangible.

“Acquired Deposit Account” means a deposit account acquired, or held by any Person acquired, under an Acquisition permitted hereunder; provided that, such deposit account shall cease to be an Acquired Deposit Account from and after the 90th day following the completion of such Acquisition.

“Acquisition” means the purchase by any Restricted Entity of any business of another Person, including by way of (i) the purchase of associated assets or operations of such Person, (ii) the purchase of Equity Interests of such Person, including by way of merger or consolidation, or (iii) the purchase of all or substantially all the Equity Interests of an equity holder of such Person that Controls such Person, including by way of merger or consolidation.

“Additional Lender” has the meaning set forth in Section 2.15(a).

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus  1⁄2 of 1.00% and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate.

“Adjusting Lender” has the meaning set forth in Section 2.1(e).

“Amendment No. 1 Effective Date” means February 25, 2016.

“Amendment No. 1” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement among the parties hereto which amends this Agreement.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person or any Subsidiary of such Person.

“Agent Reserve Amount” means such reserve amounts that the Administrative Agent deems necessary or appropriate, in its Permitted Discretion, to establish with respect to the Borrowing Base based on either (i) an event, condition or other circumstance arising after the Amendment No. 1 Effective Date, or (ii) an event, condition or other circumstance existing on the Amendment No. 1 Effective Date to the extent the Administrative Agent has not received written notice thereof from the Borrower prior to the Amendment No. 1 Effective Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Amendment No. 1 Effective Date.

“Agreed Currency” means, subject to Section 1.6, (a) Dollars, (b) British Pound Sterling, (c) Canadian Dollars, (d) Euros, (e) UAE Dirham, (f) Singapore Dollars, (g) South African Rand (other than with respect to Bank of America, N.A., as Issuing Lender, unless it otherwise consents) and (h) any other Eligible Currency approved in accordance with Section 1.6.

“Agreement” means this Second Amended and Restated Credit Agreement among the Borrower, the Lenders, the Swing Line Lender, the Issuing Lenders and the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fee as set forth in Schedule I and subject to further adjustments as set forth in Section 2.8(c).

“Applicable Period” has the meaning set forth in Section 2.8(c).

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between a Credit Party and the Swing Line Lender.

“Availability” means, as of any time of determination thereof, an amount equal to (a) the Borrowing Limit in effect at such time minus (b) the sum of (i) the outstanding amount of all Revolving Advances plus (ii) the Dollar Equivalent of the Letter of Credit Exposure plus (iii) the outstanding amount of all Swing Line Advances.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Restricted Entity.

“Banking Services” means each and any of the following bank services provided to any Restricted Entity by any Banking Services Provider: (a) commercial credit cards, (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services, but in the case of overdraft lines of credit in favor of Foreign Restricted Subsidiaries, subject to the limitation in the following clause (d) as to overdraft lines of credit), and (d) the overdraft lines of credit permitted under Section 6.1(j).

“Banking Services Obligations” means any and all obligations of any Restricted Entity owing to the Banking Services Providers, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Reserve Amount” means a reserve established by the Borrower in accordance with its customary practice and approved by the Administrative Agent in its Permitted Discretion.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing.

“Borrowing Base” means, without duplication, an amount determined as of a Month End Date and calculated as follows:

(a) 80% of Eligible Receivables as of such Month End Date; plus

(b) 40% of Eligible Inventory as of such Month End Date, valued at the lower of cost or market value in accordance with GAAP; plus

(c) 100% of Domestic Cash on such Month End Date; plus

(d) 65% of International Cash on such Month End Date; minus

(e) the Agent Reserve Amount; minus

(f) the Borrower Reserve Amount;

in each case, as set forth in the Borrowing Base Certificate then most recently delivered pursuant to this Agreement. Any change in the Borrowing Base shall be effective on the date the Administrative Agent receives the Borrowing Base Certificate and accompanying information and reports, in each case, as required by the terms of this Agreement; provided that, should the Borrower fail to deliver the Administrative Agent the Borrowing Base Certificate or any accompanying information or reports as required under Section 5.2(g), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its Permitted Discretion until the Administrative Agent receives the required Borrowing Base Certificate and accompanying information and reports, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof. Notwithstanding the foregoing, (i) the Administrative Agent may from time to time reduce any advance rate set forth in this definition if it determines, in its Permitted Discretion, that such advance rate should be reduced based upon any Field Exam or appraisal received pursuant to Section 5.11 or Section 5.12, and may thereafter elect in its Permitted Discretion to increase such advance rate up to the percentage set forth in this definition as of the Amendment No. 1 Effective Date and (ii) the advance rates set forth in this definition may not be increased to a percentage greater than the percentage set forth in this definition as of the Amendment No. 1 Effective Date without the consent of the Super-Majority Lenders.

“Borrowing Base Certificate” means a certificate of the Borrower executed by the chief financial officer, chief executive officer, treasurer or controller of the Borrower, or any other officer of the Borrower reasonably acceptable to the Administrative Agent, in the form of the attached Exhibit J and including the following: (a) monthly accounts receivable and accounts payable aging reports for each Credit Party with grand totals, (b) detailed inventory report with such detail as reasonably requested by the Administrative Agent and (c) all other information as reasonably requested by the Administrative Agent.

“Borrowing Base Deficiency” means the excess, if any, of (a) the sum of the outstanding principal amount of all Swing Line Advances and all Revolving Advances plus Dollar Equivalent of the Letter of Credit Exposure (other than the Letter of Credit Exposure in respect of any Letter of Credit for which the Borrower has complied with Section 2.2(f)) over (b) the Borrowing Limit.

“Borrowing Limit” means, as of any date of determination, the lesser of (i) the aggregate Revolving Commitments and (ii) Borrowing Base then in effect; provided that prior to the date on which the Administrative Agent has received the Field Exam contemplated in Section 5.12, the Borrowing Base shall not exceed $125,000,000.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Canadian Dollars” means the lawful money of Canada.

“Capital Expenditures” means, for any Person and period of its determination, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected as plant, property, equipment or other similar fixed asset accounts on the balance sheet of such Person.

“Capital Lease” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a special cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.2(h).

“Cash Collateralize” means, to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for the Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations and as collateral for the Swing Line Advances or obligations of Lenders to fund participations in respect of Swing Line Advances, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender and Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender and Swing Line Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Taxes” means the aggregate amount of Federal, state, local and foreign income or franchise taxes paid in cash by the Borrower and its consolidated Restricted Subsidiaries during any relevant period.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, analogous state and local laws, and all rules and regulations and legally enforceable requirements promulgated thereunder, in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than SCF becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 33% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” has the meaning set forth in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” (as defined in the Security Agreement) or similar terms used in the Security Documents. The Collateral shall not include any Excluded Properties.

“Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee or other Person in possession of Collateral, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Combined Entities” means, collectively, (a) the Credit Parties, (b) each First Tier Foreign Restricted Subsidiary to which the Administrative Agent has (i) an Acceptable Security Interest in 66% (or if greater, the Control Percentage) of the Voting Securities issued by such Subsidiary, and (ii) if requested by the Administrative Agent, an opinion letter from foreign counsel in form and substance reasonably acceptable to the Administrative Agent, regarding such First Tier Foreign Restricted Subsidiary and the security interest described in clause (i) above, and (c) each other Foreign Restricted Subsidiary that is Wholly-Owned and whose (i) Equity Interests are unencumbered other than the Liens in favor of the Administrative Agent pursuant to the Security Documents and (ii) assets are unencumbered other than by Liens permitted under clauses (a) – (i), clauses (k) - (m) and clause (p) of Section 6.2. For the avoidance of doubt, nothing contained in this definition shall be construed as a requirement for any Credit Party to pledge more than 66% of the Voting Securities issued by any First Tier Foreign Restricted Subsidiary.

“Commitment Fees” means the fees required under Section 2.7(a).

“Commitment Increase” has the meaning set forth in Section 2.15(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B.

“Computation Date” means (a) if any Foreign Currency L/C is issued or deemed issued on the Effective Date, the Effective Date and (b) so long as any Foreign Currency L/C issued or deemed issued hereunder is outstanding, (i) the first Business Day of each week, (ii) the date a draw is funded on any Foreign Currency L/C, (iii) the date of any proposed Borrowing or proposed issuance or increase of a Foreign Currency L/C, (iv) the date of any increase or reduction of Revolving Commitments pursuant to Sections 2.1(c) or 2.15, and (v) such additional dates as the Administrative Agent shall determine or the Majority Lenders shall require.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise, and the terms “Controlled by” or “under common Control with” shall have the correlative meanings.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities of such Person having ordinary voting power which gives the holder(s) thereof Control over such Person.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranty, the Notices of Borrowing, the Notices of Continuation or Conversion, the Security Documents, any AutoBorrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery for a one (1) month period.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (such obligations including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase) but excluding trade accounts payable in the ordinary course of business and, in each case, not past due for more than (90) days after the date on which such trade account payable was created; (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement; (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (which obligations, for the avoidance of doubt, do not include any obligations to issue Equity Interests in respect of warrants); (i) the Debt of any partnership or Joint Venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; and (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, but if recourse is only to such Property, then only to the extent of the lesser of the amount of the Debt secured thereby and the fair market value of the Property subject to such Lien.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.8(a), (b), or (c), and (b) in the case of any other Obligation, 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.8(a) or (c).

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has notified the Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance satisfactory to the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Disposition” means any sale, lease, transfer, assignment, conveyance, or other disposition of any Property; “Dispose” or similar terms shall have correlative meanings.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Computation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Cash” means cash deposited in a deposit account of a Credit Party that is (a) maintained by a Lending Party, as depository bank (other than Acquired Deposit Accounts), (b) located in the United States, and (c) subject to an Account Control Agreement, but not including Cash Collateral Accounts.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, for any period and for the Borrower and its consolidated Restricted Subsidiaries, without duplication, (a) the Borrower’s consolidated Net Income for such period (it being understood that no amounts of the Unrestricted Subsidiaries’ or any Joint Ventures’ Net Income shall be taken into account in calculating EBITDA other than to the extent provided in clause (c) below), plus (b) to the extent deducted in determining consolidated Net Income for such period, Interest Expense, taxes, depreciation, amortization, depletion, and other non-cash charges for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815) for such period, plus (c) Net Income of Unrestricted Subsidiaries and Joint Ventures but to the extent and only to the extent the amount thereof is distributed as cash dividends to the Restricted Entities during such period, plus (d) to the extent deducted in determining consolidated Net Income for such period, non-recurring restructuring expenses incurred during such period consisting of severance costs, costs associated with office or plant closings and consolidation or relocation fees for such period; provided that the aggregate amount of such expenses may not exceed the amounts set forth on Schedule 1.1(C) for the periods set forth therein and shall not exceed $7,500,000 in the aggregate for any four-fiscal quarter period ending on or after December 31, 2016, plus (e) to the extent deducted in determining consolidated Net Income for such period, any non-recurring charges incurred during such period in connection with Permitted Acquisitions consisting of excess compensation of prior officers of the acquired Person; provided that the aggregate amount of such charges may not exceed $2,000,000 for any four-fiscal quarter period unless otherwise agreed to by the Administrative Agent, plus (f) to the extent deducted in determining consolidated Net Income for such period, other reasonable non-recurring cash charges and expenses incurred in connection with Permitted Acquisitions during such period (including Permitted Acquisitions and as defined in and consummated pursuant to the Existing Agreement) in an amount not to exceed such amount as agreed to between the Administrative Agent and the Borrower, minus (g) all non-cash items of income which were included in determining such consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that such EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise reasonably acceptable to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date of this Agreement.

“Eligible Assignee” means (a) any Lender (other than a Defaulting Lender) or any Affiliate of a Lender approved by the Administrative Agent, the Swing Line Lender and the Issuing Lenders, or (b) any other Person (other than a natural Person) approved by the Administrative Agent, the Swing Line Lender and the Issuing Lenders and, unless an Event of Default has occurred and is continuing at the time any assignment is effected, the Borrower, such approvals by the Borrower, Administrative Agent, Swing Line Lender and the Issuing Lenders not to be unreasonably withheld, conditioned or delayed; provided, however, in any event, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Eligible Currency” means any Foreign Currency provided that: (a) quotes for loans in such currency are available in the London interbank deposit market; (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no approval of a Governmental Authority in the country of issue of such currency is required to permit use of such currency by any applicable Lender or applicable Issuing Lender for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (d) there is no restriction or prohibition under any applicable Legal Requirements against the use of such currency for such purposes.

“Eligible Inventory” means, at any time, Inventory (including raw materials) that is then owned by any Credit Party, and held for Disposition in the ordinary course of the Credit Parties’ business and in which the Administrative Agent has an Acceptable Security Interest but specifically excluding Inventory which meets any of the following conditions or descriptions:

(a) Inventory with respect to which the applicable Credit Party does not have valid title to or right to possession;

(b) obsolete or slow moving Inventory, unless such Inventory is subject to a reserve under the Borrower Reserve Amount;

(c) rejected, spoiled or damaged Inventory, or otherwise not readily saleable or usable in its present state for the use for which it was processed or purchased, unless such Inventory is subject to a reserve under the Borrower Reserve Amount;

(d) [reserved];

(e) Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding;

(f) Inventory which is in transit (provided that, “in transit” shall be deemed not to include any situation or circumstance where each of the following conditions are met: (i) the Inventory is “in transit” between Credit Parties, (ii) a Credit Party retains title to such Inventory, (iii) a Credit Party maintains possession and control of such Inventory, and (iv) such Inventory is located on a vehicle operated by a Credit Party);

(g) Inventory held for lease;

(h) Inventory (i) which is located on premises owned or operated by the customer that is to purchase such Inventory or (ii) which is located on premises not owned by a Credit Party, unless such premises are subject to a Collateral Access Agreement or sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion;

(i) Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority in any material respect with respect to its manufacture, use, or sale;

(j) Inventory that is bill and hold goods or deferred shipment;

(k) Inventory evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

(l) Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(m) Inventory that is subject to any agreement which would, in any material respect, restrict Administrative Agent’s ability to sell or otherwise dispose of such Inventory;

(n) Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code;

(o) Inventory that is subject to any Lien (other than Permitted Liens, so long as such Permitted Liens (i) are sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion and (ii) do not impair the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents; or

(p) Inventory that would constitute work in process or supplies or materials consumed in the business of any Credit Party or Subsidiary thereof (other than raw materials used to manufacture Inventory held for Disposition).

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such time as the foregoing requirements are met with respect to such Inventory. Notwithstanding the foregoing, Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, change the criteria for Eligible Inventory based on either: (i) an event, condition or other circumstance arising after the Amendment No. 1 Effective Date, or (ii) an event, condition or other circumstance existing on the Amendment No. 1 Effective Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Amendment No. 1 Effective Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Amendment No. 1 Effective Date, in either case under clause (i) or (ii) which materially adversely affects or, could reasonably be expected to materially adversely affect, the Inventory, as determined by the Administrative Agent in its Permitted Discretion. If any item of Inventory is deemed ineligible as a result of a change in criteria permitted in the previous sentence, then the Administrative Agent shall provide notice to the Borrower of such ineligibility or such change in criteria, which ineligibility or change in criteria shall not be effective for a Borrowing Base unless such notice to the Borrower is provided at least five (5) Business Day’s prior to the date such Borrowing Base goes into effect.

“Eligible Receivables” means, as to the Credit Parties, on a consolidated basis and without duplication, all Receivables of such Persons, in each case reflected on their books in accordance with GAAP which conform to the representations and warranties in Article 4 hereof and in the Security Documents in all material respects to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:

(a) such Receivable is subject to an Acceptable Security Interest;

(b) such Credit Party has good and marketable title to such Receivable,

(c) such Receivable has been billed substantially in accordance with billing practices of such Credit Party in effect on the Amendment No. 1 Effective Date (as such practices may be modified after the Amendment No. 1 Effective Date in a manner that is not adverse to the Lenders) and such Receivable is not unpaid for more than 90 days from the date of the invoice; provided that any Receivable unpaid for more than 90 days but not more than 120 days from the date of the relevant invoice shall not be excluded under this clause (c) so long as (i) the aggregate amount of such Receivables under this clause (c) does not exceed $10,000,000 as of any date of determination and (ii) the Account Debtor in respect of such Receivable is a Specified Account Debtor;

(d) such Receivable was created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed (and not contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by such Credit Party of goods (i) in which such Credit Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts;

(e) if such Receivable was as a result of progress billing invoice then (i) the performance covered by such invoice shall have been fully and satisfactorily performed and (ii) the aggregate amount of such Receivables does not exceed $20,000,000 (provided, however, that the amount of any such Receivable excluded pursuant to this clause (e) shall only be the excess of such amount);

(f) such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity;

(g) such Receivable is not due from an Account Debtor that has at any time more than 30% of its aggregate Receivables owed to any Credit Party more than 90 days past the invoice date (or, if such Account Debtor is a Specified Account Debtor, more than 120 days past the invoice date);

(h) such Receivable is not owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Debtor Relief Laws, (iv) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; other than, in each case, any such Receivable for which an irrevocable letter of credit in form, substance and amount satisfactory to the Administrative Agent in its Permitted Discretion and issued by an issuer satisfactory to the Administrative Agent in its Permitted Discretion has been obtained and which letter of credit has been collaterally assigned to the Administrative Agent and the issuer thereof has consented to such assignment in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent;

(i) the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of Credit Party;

(j) such Receivable is evidenced by an invoice and not evidenced by any chattel paper, promissory note or other instrument, unless such chattel paper, promissory note or other instrument is subject to a perfected Acceptable Security Interest;

(k) such Receivable, together with all other Receivables due from the same Account Debtor does not comprise more than 25% of the aggregate Eligible Receivables with respect to all Account Debtors (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be the excess of such amount);

(l) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof, unless such set-off, counterclaim, defense, allowance or adjustment is sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion (provided, however, that the amount of any such Receivable excluded pursuant to this clause (l) shall only be only the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);

(m) such Receivable is owed in Dollars, Canadian Dollars, Euros or British Pound Sterling; provided that, for Receivables due in Canadian Dollars, Euros or British Pound Sterling, the Dollar Equivalent of such Receivables shall be used in calculating the Borrowing Base;

(n) such Receivable is either (i) due from an Account Debtor organized under applicable law of the United States or any state of the United States, or the United Kingdom, or Canada or any province of Canada, or (ii) due from an Account Debtor organized under any other jurisdiction but only if, and only to the extent, (x) the payment of such Receivable is fully covered by an irrevocable letter of credit in form, substance and amount satisfactory to Administrative Agent in its Permitted Discretion and issued by an issuer satisfactory to Administrative Agent in its Permitted Discretion and which letter of credit has been collaterally assigned to the Administrative Agent and the issuer thereof has consented to such assignment in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent, (y) the payment of such Receivable is fully covered under a credit insurance policy (after giving effect to policies limits and all claims, paid or unpaid, which may be applied against such policy limits) in form, substance and amount, and by a foreign risk insurance policy provider, acceptable to the Administrative Agent in its Permitted Discretion and the proceeds of such policy have been assigned to Administrative Agent pursuant to documentation reasonably satisfactory to Administrative Agent and the insurer has accepted such assignment pursuant to documentation reasonably satisfactory to Administrative Agent, or (z) unless otherwise provided by the Administrative Agent in its Permitted Discretion, such Receivable is due from a Specified Account Debtor;

(o) such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable has been complied with to the Administrative Agent’s satisfaction;

(p) such Receivable is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless such Credit Party has filed such report or qualified to do business in such jurisdiction;

(q) such Receivable is not owed by an Account Debtor that is a Sanctioned Person or a Sanctioned Entity;

(r) such Receivable is not the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date (or, if the Account Debtor in respect thereof is a Specified Account Debtor, more than 120 days past the invoice date), (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest;

(s) such Receivable has not been written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party;

(t) such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable (provided, however, that the amount of any such Receivable excluded pursuant to this clause (t) shall only be the amount of such reduction);

(u) such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable; and

(v) such Receivable is not subject to any Lien (other than Permitted Liens, so long as such Permitted Liens (i) is sufficiently covered under the Agent Reserve Amount if required by the Administrative Agent in its Permitted Discretion and (ii) do not impair the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents.

In the event that a Receivable which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or obligations to the Account Debtor (including any amount that any Credit Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Credit Party to reduce the amount of such Receivable. Notwithstanding the foregoing, Administrative Agent may, from time to time, in the exercise of its Permitted Discretion, change the criteria for Eligible Receivables based on either: (A) an event, condition or other circumstance arising after the Amendment No. 1 Effective Date, or (B) an event, condition or other circumstance existing on the Amendment No. 1 Effective Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Amendment No. 1 Effective Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Amendment No. 1 Effective Date, in either case under clause (A) or (B) which materially adversely affects or, in the Administrative Agent’s Permitted Discretion, could reasonably be expected to materially adversely affect, the Receivables as determined by the Administrative Agent in its Permitted Discretion. If any Receivable is deemed ineligible as a result of a change in criteria permitted in the previous sentence, then the Administrative Agent shall provide notice to the Borrower of such ineligibility or such change in criteria, which ineligibility or change in criteria shall not be effective for a Borrowing Base unless such notice to the Borrower is provided at least five (5) Business Day’s prior to the date such Borrowing Base goes into effect.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, enforceable agreements, and other requirements, including duties imposed under common law, now or hereafter in effect and relating to, or in connection with the Environment, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization required or issued under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Equity Funded Capital Expenditure” means Capital Expenditures that are fully funded solely with Equity Issuance Proceeds.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent proceeds or cash equivalent investments received by the Borrower from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).

“Eurodollar Base Rate” means:

(a) in determining Eurodollar Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR”, as the inter-bank offered rate in effect from time to time for delivery of funds for one

(1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, (i) the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its reasonable discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (ii) such rate per annum shall be generally applicable to all credit facilities agented by the Administrative Agent which makes reference to the “Daily One-Month LIBOR” or words of similar import; and

(b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period);

provided further that, in any event, if the applicable interest rate as determined under any of the preceding provisions of this definition is less than zero, then “Eurodollar Base Rate” shall be deemed to be equal to zero for such determination.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.1.

“Excess Availability” means, as of any date of determination, a percentage obtained by dividing (a) Availability on such date by (b) the Borrowing Limit on such date.

“Excess Cash” means, as of any date of determination, the sum of (a) 35% of International Cash as of the most recent Month End Date and (b) if and only if as of such date of determination the Borrowing Base exceeds the aggregate Revolving Commitments, the amount of Domestic Cash, if any, that could be deducted from the Borrowing Base calculation as of the most recent Month End Date without causing the Borrowing Base to be equal to or less than the aggregate Revolving Commitments.

“Exchange Rate” means, on any Business Day, with respect to any calculation of the Dollar Equivalent with respect to any Foreign Currency on such date or any calculation of the Foreign Currency Equivalent on such date, the Administrative Agent’s spot rate of exchange in the interbank market where its currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 12:00 noon local time at such date for the purchase of such Foreign Currency with Dollars or the purchase of Dollars with such Foreign Currency, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such Foreign Currency) as it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error.

“Excluded Perfection Collateral” shall mean, unless otherwise elected by the Administrative Agent during the continuance of an Event of Default, collectively (a) Certificated Equipment, as defined in the Security Agreement, (b) deposit accounts, commodities accounts and securities accounts other than the Cash Collateral Account and any such accounts holding Domestic Cash, and (c) any other Property (i) in which a security interest cannot be perfected by the filing of a financing statement under the UCC, (ii) with respect to which the Administrative Agent has determined, in its reasonable discretion, that the costs of perfecting a security interest in such Property are excessive in relation to the value of the Lien to be afforded thereby, and (iii) that is not considered in determining the then effective Borrowing Base.

“Excluded Properties” means (a) all fee owned and leased real property of any Credit Party, (b) any Properties to the extent owned by any Foreign Subsidiary or any Unrestricted Subsidiary, (c) commercial tort claims, (d) letter of credit rights, and (e) the “Excluded Collateral” as defined in the Security Agreement which include, but is not limited to, (i) Equity Interests issued by Foreign Subsidiaries other than 66% of the Voting Securities issued by First Tier Foreign Subsidiaries, and (ii) Excluded JV Equity Interests, as defined in the Security Agreement.

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one “swap” (within the meaning of section 1a(47) of the

Commodity Exchange Act), such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps (as defined by the Commodity Exchange Act) for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14 or reallocation pursuant to Section 2.16 or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officer” means any Responsible Officer of a Restricted Subsidiary who is, as part of his/her employment with such Restricted Subsidiary, in contact with any Responsible Officer of the Borrower regarding the business and operations of such Restricted Subsidiary on a regular basis.

“Existing Agreement” has the meaning set forth in the Recitals.

“Existing Lenders” has the meaning set forth in the Recitals.

“Existing Letters of Credit” means the letters of credit issued or deemed to be issued by any of the Issuing Lenders under the Existing Agreement, including those listed on the attached Schedule 1.1(A).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and another country modifying the provisions of the foregoing (so long as such modifications are not materially more onerous to comply with than such provisions of the foregoing).

“FCCR Covenant Trigger Date” means any Month End Date on which either (a) Domestic Cash is less than $40,000,000 and Excess Availability is less than 20% or (b) Domestic Cash is equal to or greater than $40,000,000 and Excess Availability is less than 15%, in each case as calculated and set forth in the Borrowing Base Certificate most recently delivered pursuant to this Agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent, and (c) in no event shall the Federal Funds Rate be less than 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain engagement and fee letter dated as of October 31, 2013 between the Borrower and Wells Fargo Securities, LLC.

“Field Exam” means a field inspection of the books, records and asset value of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries, including an audit, verification and inspection of the accounts receivable and inventory of the Borrower and its Subsidiaries, conducted by the Administrative Agent or any other Person selected by the Administrative Agent.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are held directly by the Borrower or a Domestic Subsidiary.

“First Tier Foreign Restricted Subsidiary” means any First Tier Foreign Subsidiary that is a Restricted Subsidiary.

“Fixed Charge Coverage Ratio” means, as of each fiscal quarter end, the ratio of (a) the Borrower’s consolidated EBITDA for the four fiscal-quarter period then ended minus Maintenance Capital Expenditures expended during such period minus Cash Taxes paid during such period to (b) Fixed Charges for such period.

“Fixed Charges” means, for any period, the sum of the following for the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis, without duplication: (a) Interest Expense paid in cash during such period plus (b) the aggregate amount of scheduled principal payments of Funded Debt during such period (regardless of when such payments are made).

“Foreign Currency” means each Agreed Currency (other than Dollars).

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Exchange Rate (determined in respect of the most recent Computation Date) for the purchase of such Foreign Currency with Dollars.

“Foreign Currency L/C” means any Letter of Credit issued or deemed issued hereunder which is denominated in currency other than Dollars.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Borrower that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Pro Rata Share of the Swing Line Sublimit Amount other than Swing Line Advance as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Debt” means, as to the Borrower and its consolidated Restricted Subsidiaries, without duplication:

(a) all Debt of such Restricted Entity of the type described in clauses (a), (b), (c), (d) and (f) of the definition of “Debt” but excluding any Debt permitted under Section 6.1(n);

(b) all Debt of such Restricted Entity of the type described in clause (e) of the definition of “Debt” other than (i) trade accounts payable incurred in the ordinary course of business, and (ii) contingent obligations of such Restricted Entity to pay the deferred purchase price of property to the extent, and only to the extent, (A) such obligations are contingent and (B) with respect to earn out obligations, the amount of such earn out obligations is not known and payable;

(c) all Debt of such Restricted Entity of the type described in clause (h) of the definition of “Debt” other than such Debt that is permitted under Section 6.1(l);

(d) all Debt of such Restricted Entity of the type described in clause (i) of the definition of “Debt”, but only to the extent such Debt is of the type included in clause (a) - (c) above;

(e) all Debt of such Restricted Entity of the type described in clause (j) of the definition of “Debt” but only in respect of Debt of any other Person (other than a Restricted Entity) of the type included in clauses (a) - (d) above; and

(f) all Debt of others of the type included in clauses (a) - (e) above secured by any Lien on or in respect of any Property of such Restricted Entity, but if recourse is only to such Property, then only to the extent of the lesser of the amount of the Debt secured thereby and the fair market value of the Property subject to such Lien.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) the Wholly-Owned Domestic Restricted Subsidiaries of the Borrower listed on Schedule 4.11; and (b) each Wholly-Owned Domestic Restricted Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty, but excluding any Person that is and remains released from its guaranty under the Guaranty in accordance with the terms of this Agreement.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as hazardous or extremely hazardous pursuant to CERCLA and those regulated as hazardous or toxic under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as hazardous pursuant to any Environmental Law.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Increase Date” has the meaning set forth in Section 2.15(b).

“Increasing Lender” has the meaning set forth in Section 2.15(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.2.

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense net of gross interest income of Borrower and its Restricted Subsidiaries, letter of credit fees and other fees and expenses incurred by such Person in connection with any Debt for such period whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Secured Obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP; provided that, no amounts of the Unrestricted Subsidiaries’ Interest Expense shall be taken into account in calculating the Borrower’s consolidated Interest Expense.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, three, or six months (or nine or twelve months if agreed to by all the Lenders), in each case as the Borrower may select, provided that:

(a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(c) the Borrower may not select any Interest Period for any Revolving Advance which ends after the Revolving Maturity Date.

“International Cash” means cash deposited in a deposit account of a Credit Party or any of its Restricted Subsidiaries that is (i) maintained by a Lending Party, as depositary bank, (ii) free and clear of any Lien other than other than a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts and (iii) located in the United Kingdom or Canada.

“Inventory” of any Person means all inventory (as defined in the Uniform Commercial Code, as in effect in the State of New York) owned by such Person, wherever located and whether or not in transit.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any Debt or equity participation or interest in, another Person, including any partnership or Joint Venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Lender” means (a) each of Wells Fargo, JPMorgan Chase Bank, N.A. and Bank of America, N.A., and (b) any other Lender that agrees to act as an issuer of Letters of Credit hereunder at the request of the Borrower and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, in any event, in each of their respective capacity as the Lender that issues Letters of Credit for the account of any Restricted Entity pursuant to the terms of this Agreement.

“Joint Venture” means, with respect to any Person (the “holder”) at any date, any incorporated, formed or organized corporation, limited liability company, partnership, association or other entity, a less than a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one or more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein to any “Joint Venture” or “Joint Ventures” means a Joint Venture or Joint Ventures of the Borrower.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender Insolvency Event shall not be triggered solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company by a governmental authority or an instrumentality thereof.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14 or Section 2.15, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender and the Issuing Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lending Party” has the meaning set forth in Section 9.8.

“Letter of Credit” means any standby or commercial letter of credit issued by any Issuing Lender for the account of any Restricted Entity pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and such Issuing Lender.

“Letter of Credit Application” means the applicable Issuing Lender’s standard form letter of credit application or other reimbursement agreement for standby or commercial letters of credit which has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Maximum Amount” means $25,000,000; provided that, on and after the Revolving Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Letter of Credit Termination Date” means the 5th day prior to the Revolving Maturity Date.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) other investments made through the Administrative Agent or its Affiliates. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, as of a date of determination, the sum of (a) Availability plus (b) readily and immediately available cash held in deposit accounts of any Credit Party (other than (A) the Cash Collateral Account and (B) accounts holding Domestic Cash or International Cash); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien in favor of the Administrative Agent pursuant to Security Documents and (ii) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts plus (c) Excess Cash.

“Maintenance Capital Expenditure” means, for the Borrower and its consolidated Restricted Subsidiaries, all Capital Expenditures related to extending the life of, or maintaining the working condition of, existing assets. The term “Maintenance Capital Expenditures” does not include capital spending for new assets or expansion or enhancement of existing assets (so-called “growth capital expenditures”).

“Majority Lenders” means (a) other than as provided in clause (b) below, two or more Lenders holding greater than 50% of the sum of (i) the aggregate unfunded Revolving Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Advances plus (iii) without duplication of any amounts included in the preceding clause (ii), the then existing Dollar Equivalent of the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16), and Swing Line Advances, and (b) at any time when there is only one Lender, such Lender; provided that, (i) in any event, if there are two or more Lenders, the Revolving Commitment of, and the portion of the Revolving Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders, and (ii) for purposes of this definition, Letter of Credit Exposure which is not reallocated or Cash Collateralized in accordance with Section 2.16 shall be deemed to be held by the applicable Issuing Lender.

“Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; or (b) on the validity or enforceability of any Credit Document or any right or remedy of any Secured Party under any Credit Document.

“Material Real Property” means, as of any date of determination, any real property owned by the Borrower or any Domestic Restricted Subsidiary that (a) has a net book value equal to or greater than 10% of the aggregate net book value of the Borrower’s and the Domestic Restricted Subsidiaries’ property, plant and equipment or (b) when taken together with all other real property owned by the Borrower or any Domestic Restricted Subsidiary has an aggregate net book value equal to or greater than 10% of the aggregate net book value of the Borrower’s and the Domestic Restricted Subsidiaries’ property, plant and equipment.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Month End Date” means the last day of each calendar month.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other Disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets, and (b) the cumulative effect of any change in GAAP. For the avoidance of doubt, in determining net income, gross interest income shall be applied to increase income or decrease interest expense but not both.

“New Lender” has the meaning set forth in Section 2.1(e).

“Non-Consenting Lender” means any Lender who does not agree to a consent, waiver or amendment which (a) requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 9.3 and (b) has been agreed by the Majority Lenders.

“Non-Credit Party Obligations” means (a) the Banking Services Obligations owing by Restricted Entities that are not Credit Parties and (b) all obligations (other than Excluded Swap Obligations) of Restricted Entities that are not Credit Parties owing to Swap Counterparties under any Hedging Arrangements; provided, that notwithstanding the foregoing, “Non-Credit Party Obligations” shall not include the Excluded Swap Obligations.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonordinary Course Asset Sales” means, any sales, conveyances, or other transfers of Property made by any Restricted Entity (a) of any division of any Restricted Entity, (b) of the Equity Interest in any Restricted Subsidiary by the Borrower or any Restricted Subsidiary or (c) outside the ordinary course of business of any assets of any Restricted Entity, whether in a single transaction or related series of transactions.

“Notes” means the Revolving Notes and the Swing Line Note.

“Notice of Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit D.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit E.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lenders, or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning set forth in Section 9.7(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” means an Acquisition that is permitted under Section 6.4.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Discretion” means a determination or judgment made by the Administrative Agent exercising reasonable credit or business judgment (from the perspective of a secured asset-based lender) in good faith.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prime Rate” means the per annum rate of interest established from time to time by Wells Fargo at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Pro Forma Basis” means, for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and non-recurring costs, extraordinary expenses and other pro forma adjustments attributable to such Specified Transaction may be included to the extent that such costs, expenses or adjustments:

(a) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on the applicable Compliance Certificate or Borrowing Base Certificate delivered to the Administrative Agent; and

(b) are calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934;

provided that the foregoing costs, expenses and adjustments shall be without duplication of any costs, expenses or adjustments that are already included in the calculation of EBITDA.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that (a) has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables” means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the invoice or other writing issued to a customer of a Person in respect of goods sold or services rendered by such Person.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning set forth in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates, and each of their respective successors and assigns.

“Release” shall have the meaning set forth in CERCLA or under any other applicable Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such Section).

“Response” shall have the meaning set forth in CERCLA or under any other applicable Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s chief executive officer, president, chief financial officer, chief operating officer, general counsel, or vice president, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s chief executive officer, president, chief financial officer, chief operating officer, general counsel, or vice president, and if such Person is managed by members, then a chief executive officer, president, chief financial officer, chief operating officer, general counsel, or vice president of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a chief executive officer, president, chief financial officer, chief operating officer, general counsel, or vice president of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the chief executive officer, president, chief financial officer, chief operating officer, general counsel, or vice president of such Person’s general partner or partners.

“Restricted Entity” means (a) the Borrower and (b) each Restricted Subsidiary.

“Restricted Payment” means, with respect to any Person, any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any Equity Interest of such Person, including any retirement, purchase, redemption or other acquisition of such Equity Interest, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“Restricted Subsidiary” means (a) each Subsidiary of the Borrower on the Effective Date which has not been designated as an Unrestricted Subsidiary under the Existing Agreement, and (b) each other Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Advance” means any advance by a Lender to the Borrower as part of a Revolving Borrowing.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.4(b).

“Revolving Commitment” means, for each Lender, the obligation of such Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c) or increased pursuant to Section 2.15; provided that, after the Revolving Maturity Date, the Revolving Commitment for each Lender shall be zero; and provided further that, the aggregate Revolving Commitments shall not exceed $900,000,000. The aggregate amount of all Revolving Commitments on the Amendment No. 1 Effective Date is $200,000,000.

“Revolving Maturity Date” means the earlier of (a) November 26, 2018 and (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(c) or Article 7.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Revolving Commitment, in substantially the same form as Exhibit F, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“Revolving Pro Rata Share” means, at any time with respect to any Lender, (i) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, (ii) if all of the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Advances at such time to the total aggregate outstanding Revolving Advances at such time, or (iii) if no Revolving Advances are then outstanding, then “ Revolving Pro Rata Share” shall mean the “ Revolving Pro Rata Share” most recently in effect, after giving pro forma effect to any Assignment and Acceptances.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Foreign Currency, same day or other funds as may be reasonably determined by the Administrative Agent or applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country, territory or region which is itself, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“SCF” means, collectively, SCF-V, L.P., SCF-VI, L.P., and SCF-VII, L.P., each a Delaware limited partnership.

“SEC” means, the Securities and Exchange Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations owing by Credit Parties, (c) all obligations of any Credit Party owing to Swap Counterparties under any Hedging Arrangements (not including the Excluded Swap Obligations), and (d) all Non-Credit Party Obligations in an aggregate amount not to exceed $30,000,000. Notwithstanding anything to the contrary contained herein, “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lenders, the Lenders, the Swap Counterparties and the Banking Service Providers.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit G.

“Security Documents” means, collectively, the Security Agreement, and any and all other instruments, documents or agreements now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Senior Secured Leverage Ratio” means, as of each fiscal quarter end, the ratio of (a) the secured Funded Debt as of such fiscal quarter end to (b) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended.

“September Leverage Ratio” means the ratio of (a) the Funded Debt as of September 30, 2013 to (b) the Borrower’s consolidated EBITDA for the four-fiscal quarter period ended September 30, 2013.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Specified Account Debtors” means (a) any Account Debtor listed on Schedule 1.1(B), (b) any other Account Debtor approved by the Administrative Agent in its Permitted Discretion, and (c) any wholly-owned Subsidiary of a Specified Account Debtor; provided that (x) the Administrative Agent may not approve any Account Debtor as a Specified Account Debtor under clause (b) above if, at the time of such approval, such Account Debtor has been assigned a credit rating by Moody’s or S&P and such credit rating is lower than Ba3 (as set by Moody’s) or BB- (as set by S&P) or neither of such rating agencies provide a credit rating for such Account Debtor; provided that, the Administrative Agent may approve an Account Debtor organized outside the United States as a Specified Account Debtor in its Permitted Discretion if neither of such rating agencies provide a credit rating for such Account Debtor, (y) after approval by the Administrative Agent under clause (b) above, an Account Debtor shall cease to be a Specified Account Debtor under clause (b) above if such Account Debtor is assigned a credit rating of less than Ba3 (as set by Moody’s) or BB- (as set by S&P) or neither of such rating agencies provide a credit rating for such Account Debtor; provided that, if neither of such rating agencies provide a credit rating for such Account Debtor and such Account Debtor is organized outside the United States, the Administrative Agent may, in its Permitted Discretion, permit such Account Debtor to be a Specified Account Debtor), and (z) a wholly-owned Subsidiary of an Account Debtor that is a Specified Account Debtor solely based on its status as a wholly-owned Subsidiary of a Specified Account Debtor shall cease to be a Specified Account Debtor when its parent company ceases to be a Specified Account Debtor.

“Specified Transactions” means a transaction or series of related transactions constituting (a) Investments, Acquisitions and Dispositions permitted hereunder, (b) the incurrence, prepayment, redemption, defeasance or other satisfaction of Debt permitted hereunder, (c) the sale, transfer, license, lease or other disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of the Borrower or any division, business unit, product line or line of business to a Person other than a Credit Party, and (e) Restricted Payments.

“Subject Lender” has the meaning set forth in Section 2.14.

“Subject Period” has the meaning set forth in Section 6.9(c).

“Subject Quarter” has the meaning set forth in Section 6.9(c).

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Super-Majority Lenders” means (a) other than as provided in clause (b) below, two or more Lenders holding greater than 66 2⁄3% of the sum of (i) the aggregate unfunded Revolving Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Advances plus (iii) without duplication of any amounts included in the preceding clause (ii), the then existing Dollar Equivalent of the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16), and Swing Line Advances, and (b) at any time when there is only one Lender, such Lender; provided that, (i) in any event, if there are two or more Lenders, the Revolving Commitment of, and the portion of the Revolving Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders, and (ii) for purposes of this definition, Letter of Credit Exposure which is not reallocated or Cash Collateralized in accordance with Section 2.16 shall be deemed to be held by the applicable Issuing Lender.

“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Restricted Entity.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3 or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Lender” means Wells Fargo.

“Swing Line Note” means the promissory note made by the Borrower payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances made by the Swing Line Lender in substantially the same form as Exhibit H.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender and (iii) the Revolving Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

“Swing Line Sublimit Amount” means $10,000,000; provided that, (a) such Swing Line Sublimit Amount may be adjusted as provided in Section 2.3(g) and (b) on and after the Revolving Maturity Date, the Swing Line Sublimit Amount for all purposes shall be zero.

“Tangible Net Assets” means (a) the consolidated net book value of all assets of the Borrower and its consolidated Restricted Subsidiaries minus (b) the consolidated net book value of all intangible assets of the Borrower and its consolidated Restricted Subsidiaries.

“Tax Group” has the meaning set forth in Section 4.13.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Total Net Leverage Ratio” means, as of each fiscal quarter end, the ratio of (a) an amount equal to (i) the Funded Debt as of the last day of such fiscal quarter less (ii) Domestic Cash as of the last day of such quarter, to (b) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended.

“Transactions” means, collectively, (a) the initial borrowings and other extensions of credit (including any deemed borrowings or extensions of credit) under this Agreement, (b) the amendment and restatement of the Existing Agreement, and (c) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” has the meaning set forth in Section 1.4.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unfunded Advance” has the meaning set forth in Section 2.12(a).

“Unrestricted Subsidiaries” means any Subsidiary of the Borrower that has been designated as an Unrestricted Subsidiary in compliance with Section 5.8.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.13(g)(ii)(B).

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly-Owned” means, as used in reference to a Restricted Subsidiary, any Restricted Subsidiary whose Equity Interest is owned 100%, either directly or indirectly, by the Borrower.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3. Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements delivered to the Administrative Agent for the fiscal year ended December 31, 2012 as required under Section 5.2 of the Existing Agreement.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Restricted Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower’s financial statements referred to in Section 4.4.

(c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a Capital Lease (or is treated for accounting purposes substantially similar to that of a Capital Lease) as a result of the change in GAAP that occurs upon a conversion to International Financial Reporting Standards during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement.

Section 1.4. Classes and Types of Advances. Advances and Borrowings are distinguished by “Class” and “Type”. The “Class” of an Advance or Borrowing refers to the determination of whether such Advance or Borrowing consists of Revolving Advances or Swing Line Advances. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5. Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 1.6. Foreign Currency.

(a) Exchange Rates; Currency Equivalents.

(i) On each Computation Date, the Administrative Agent shall determine the Exchange Rate as of such Computation Date and deliver to each Issuing Lender and the Borrower in writing the effective Exchange Rate and the Dollar Equivalent amount of such determination. The Exchange Rate so determined shall become effective as of such Computation Date and shall remain effective through the next succeeding Computation Date. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(ii) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be, with respect to such Foreign Currency L/C, the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

(b) Agreed Currencies.

(i) The Borrower may from time to time request that Letters of Credit be issued in any Agreed Currency; provided further that, such request in any currency other than Dollars shall be subject to the approval of the applicable Issuing Lender.

(ii) Any such request shall be made to the applicable Issuing Lender, with a copy to the Administrative Agent, not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired issuance of a Letter of Credit (or such other time or date as may be agreed by the applicable Issuing Lender in its sole discretion). The applicable Issuing Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days (or such other time or date as may be reasonably agreed by the Administrative Agent in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.

(iii) Any failure by an Issuing Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Lender to permit Letters of Credit to be issued in such requested currency. If the applicable Issuing Lender consents to the issuance of Letters of Credit in such requested currency, such Issuing Lender shall so notify the Borrower and the Administrative Agent and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Lender. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Agreed Currencies specifically listed in the definition of “Agreed Currency” shall be deemed an Agreed Currency with respect to such Existing Letter of Credit only unless otherwise agreed to by the applicable Issuing Lender.

(iv) If, after the designation of any currency as an Agreed Currency (A) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (B) such currency, in the reasonable determination of the Administrative Agent or an applicable Issuing Lender, no longer qualifies as an “Eligible Currency” or (C) in the reasonable determination of the Administrative Agent or any applicable Issuing Lender, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent (or if applicable, such Issuing Lender) shall promptly notify the other Issuing Lenders, the Borrower, and, in the case of a determination made by an Issuing Lender, the Administrative Agent, and such currency shall no longer be an Agreed Currency with respect to all the Issuing Lenders if such determination is made by the Administrative Agent and with respect to any particular Issuing Lender if such determination is made by such Issuing Lender, in any event, until such time as the Administrative Agent and the Issuing Lenders (or such applicable Issuing Lender), as provided herein, agree to reinstate such currency as an Agreed Currency.

(c) Change of Currency.

(i) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(ii) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(iii) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE 2

CREDIT FACILITIES

Section 2.1. Revolving Commitment.

(a) Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Business Day immediately preceding the Revolving Maturity Date; provided that after giving effect to such Revolving Advances, the sum of the aggregate outstanding amount of all Revolving Advances plus the Dollar Equivalent of the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the Borrowing Limit. Each Revolving Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof, and (C) consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Commitments. Within the limits of each Lender’s Revolving Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a).

(b) [Reserved].

(c) Reduction of the Commitments.

(i) Revolving Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Revolving Commitments; provided that each partial reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.1(c)(i) shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Revolving Commitments, as so reduced; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(ii) Defaulting Lender. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Revolving Commitment hereunder; provided that (A) such termination must be of the Defaulting Lender’s entire Revolving Commitment, (B) the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Lender’s capacity as a Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Revolving Advances owed to such Defaulting Lender, accrued Commitment Fees (subject to the proviso Section 2.7(a)), and letter of credit fees but specifically excluding any amounts owing under Section 2.10 as result of such payment of such Revolving Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s ratable share of the Dollar Equivalent of the Letter of Credit Exposure (after giving effect to any reallocation pursuant to Section 2.16), and (C) a Defaulting Lender’s Revolving Commitment may be terminated by the Borrower under this Section 2.1(c)(ii) if and only if at such time, (x) the Borrower has elected, or is then electing, to terminate the Revolving Commitments of all then existing Defaulting Lenders and (y) no Default has occurred and is continuing. Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower’s election to terminate a Defaulting Lender’s Revolving Commitment pursuant to this clause (ii) and the payment and deposit of amounts required to be made by the Borrower under clause (B) and (C) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights and obligations as a Lender under Sections 2.11, 2.13, 8.5 and 9.2 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Revolving Commitment shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender” except as to its obligations under Section 8.5 and Section 9.2(d) which obligations shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, provided that, any such termination will not be deemed to be a waiver or release of any claim by the Borrower, the Administrative Agent, the Swing Line Lender, Issuing Lenders or any Lender may have against such Defaulting Lender.

(d) Evidence of Indebtedness. The Advances made by each Lender, and the Swing Line Advances made by the Swing Line Lender, shall be evidenced by one or more accounts or records maintained by such Lender or Swing Line Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent, the Swing Line Lender and the applicable Lenders shall be conclusive absent manifest error of the amount of the Advances made by such Lenders and Swing Line Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note which shall evidence such Lender’s Advances to the Borrower in addition to such accounts or records. Upon the request of the Swing Line Lender to the Borrower, the Borrower shall execute and deliver to the Swing Line Lender the Swing Line Lender Note which shall evidence the applicable Swing Line Advances to the Borrower in addition to such accounts or records. Each Lender and the Swing Line Lender may attach schedules to such Notes and endorse thereon the date, Type (if applicable), amount, and maturity of its Advances and payments with respect thereto. In addition to the accounts and records referred to in the immediately preceding sentences, each Lender, each Issuing Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender (other than the respective Issuing Lenders) in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict among the accounts and records maintained by the Administrative Agent, the accounts and records maintained by an Issuing Lender as to Letters of Credit issued by it, and the accounts and records of any other Lender in respect of such matters, the accounts and records of such Issuing Lender shall control in the absence of manifest error.

(e) Existing Advances. The parties hereto acknowledge and agree that, effective as of the Effective Date, in order to accommodate and orderly effect the reallocations, adjustments, acquisitions and decreases under this Section 2.1(e) below, (i) all outstanding Swing Line Advances under, and as defined in, the Existing Agreement on the date hereof and funded by Wells Fargo are (and shall be deemed to be) outstanding as Swing Line Advances made by Wells Fargo under this Agreement and (ii) the outstanding Revolving Advances under, and as defined in, the Existing Agreement on the date hereof are (and shall be deemed to be) outstanding as Revolving Advances made under this Agreement in accordance with the Notice of Borrowing delivered by the Borrower on November 22, 2013 (which, as requested in such Notice of Borrowing, are as Eurodollar Advances until subsequently converted as provided herein). Such Obligations under the Existing Agreement shall be assigned, renewed, extended, modified, and rearranged as Obligations outstanding under and pursuant to the terms of this Agreement. The Existing Lenders have agreed among themselves, in consultation with the Borrower, to (A) reduce, increase, assign and reallocate their respective Revolving Commitments (as defined in the Existing Agreement) as provided herein, (B) allow each Lender party hereto that is not an Existing Lender (each a “New Lender”), if any, to become a Lender hereunder by acquiring an interest in the aggregate Commitments (as defined in the Existing Agreement), (C) adjust such Revolving Commitments (as defined in the Existing Agreement) of the other Lenders (each an “Adjusting Lender”) accordingly, and (D) to payoff in full such lenders that were party to the Existing Agreement which will not become a Lender hereunder (each an “Exiting Lender”). The Administrative Agent, the Lenders, the Borrower and each Exiting Lender (by receipt of the payment in full of the Advances as defined in, and owing to it under, the Existing Credit Agreement) consent to such reallocation of, each Adjusting Lender’s adjustment of, and each New Lender’s assumption of, an interest in the Revolving Commitments (as defined in the Existing Agreement) and the Adjusting Lenders’ partial assignments of their respective Revolving Commitments (as defined in the Existing Agreement) pursuant to this Section 2.1(e)). On the Effective Date and after giving effect to such reallocations, adjustments, assignments and increases, the Revolving Commitment of each Lender shall be as set forth on Schedule II. With respect to such reallocations, adjustments, acquisitions and increases, each Adjusting Lender and the New Lender shall be deemed to have acquired the Revolving Commitment and Advances allocated to it from each of the other Lenders and Exiting Lenders pursuant to the terms of the Assignment and Acceptance attached as an exhibit to the Existing Agreement as if each such Exiting Lender, Adjusting Lender and New Lender had executed such Assignment and Acceptance with respect to such allocation, adjustment, and increase; provide that, for purposes of Section 2.10, such allocation of Advances shall be deemed a payment and re-borrowing of such Advances. The Lenders shall make all appropriate adjustments and payments between and among themselves to account for the revised pro rata shares resulting from the initial allocation of the Lenders’ Revolving Commitments and Advances under this Agreement.

Section 2.2. Letters of Credit

(a) Commitment for Letters of Credit. The Issuing Lenders, the Lenders, and the Borrower agree that effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Subject to the terms and conditions set forth in this Agreement, each Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Effective Date until the Business Day immediately preceding the Revolving Maturity Date, to issue Letters of Credit for the account of any Restricted Entity, and increase or extend the expiration date of Letters of Credit issued by such Issuing Lender; provided that no Letter of Credit will be issued, increased, or extended:

(i) if such issuance, increase, or extension would cause the Dollar Equivalent of the Letter of Credit Exposure to exceed the Letter of Credit Maximum Amount;

(ii) if such issuance, increase, or extension would cause the sum of (A) the aggregate outstanding amount of all Revolving Advances plus (B) the Dollar Equivalent of the Letter of Credit Exposure (after taking into account such issuance, increase, or extension) plus (C) the aggregate outstanding amount of all Swing Line Advances to exceed the Borrowing Limit in effect at such time;

(iii) unless such Letter of Credit has an expiration date not later than the earlier of (A) three years after the issuance or extension and (B) the Letter of Credit Termination Date; provided that, (1) any such Letter of Credit with a three-year tenor (or shorter tenor) may expressly provide for an automatic extension of additional periods up to three additional years (or shorter periods) so long as such Letter of Credit expressly allows the applicable Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the Letter of Credit Termination Date unless the Borrower has complied with Section 2.2(f) on or prior to such extension as to such Letter of Credit, and (2) such Letter of Credit may have an expiration date that occurs later than Letter of Credit Termination Date if the Borrower has complied with Section 2.2(f) with respect to such Letter of Credit on or prior to the issuance, increase, or extension of such Letter of Credit, provided that, in any event, such expiration date shall not be later than one-year past the Revolving Maturity Date;

(iv) unless such Letter of Credit is (A) a standby letter of credit, or (B) with the consent of the applicable Issuing Lender, a commercial letter of credit;

(v) unless such Letter of Credit is in form and substance acceptable to the applicable Issuing Lender in its sole discretion;

(vi) unless the Borrower has delivered to the applicable Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vii) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce;

(viii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the applicable Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Lender in good faith deems material to it;

(ix) if the issuance, increase or extension of such Letter of Credit would violate one or more policies of such Issuing Lender that are generally applicable to letters of credit;

(x) [Reserved];

(xi) if such Letter of Credit supports the obligations of any Person in respect of (A) a lease of real property, or (B) an employment contract if the applicable Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited; or

(xii) if any Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s share of Letter of Credit Exposure has been fully reallocated or Cash Collateralized pursuant to Section 2.16 or the applicable Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such Issuing Lender’s risk with respect to such Lender.

(b) Requesting Letters of Credit. Each Letter of Credit (other than the Existing Letters of Credit which are deemed issued hereunder) shall be issued, increased or extended pursuant to a Letter of Credit Application given by the Borrower to the applicable Issuing Lender with a copy to the Administrative Agent by facsimile, electronic mail or other writing not later than 1:00 p.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance, increase or extension for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(i) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the applicable Issuing Lender an amount equal to any amount paid by such Issuing Lender under such Letter of Credit. Upon the applicable Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, with a written notice to the Administrative Agent and such Issuing Lender, request that the Borrower’s obligations to such Issuing Lender thereunder be satisfied with the proceeds of a Base Rate Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by such Issuing Lender as required under this Agreement or the Letter of Credit Application, then upon such notice by the applicable Issuing Lender to the Administrative

Agent, the Borrower shall be deemed for all purposes of this Agreement to have requested such Base Rate Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to such Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Base Rate Advance, to transfer the proceeds thereof to the applicable Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Base Rate Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii) Each Lender (including each Lender acting as an Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the applicable Issuing Lender in an amount equal to such Lender’s Revolving Pro Rata Share of the amount of such Revolving Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender.

(iii) If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against any Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Revolving Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(iv) If at any time, the Revolving Commitments shall have expired or be terminated while any Letter of Credit Exposure is outstanding each Lender, at the sole option of the applicable Issuing Lender, shall fund its participation in such Letters of Credit in an amount equal to such Lender’s Revolving Pro Rata Share of the Dollar Equivalent of the unpaid amount of the Borrower’s payment obligations under drawn Letters of Credit. The Issuing Lenders shall notify the Administrative Agent, and in turn, the Administrative Agent shall notify each such Lender of the amount of such participation, and such Lender will transfer to the Administrative Agent for the account of the applicable Issuing Lender on the next Business Day following such notice, in Same Day Funds, the amount of such participation. At any time after an Issuing Lender has made a payment under any Letter of Credit and has received from any Lender funding of its participation in respect of such payment in accordance with this clause (iv), if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Letter of Credit Exposure or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall distribute to such Lender its Revolving Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(v) If any payment received by the Administrative Agent for the account of any Issuing Lender pursuant to this Section 2.2(c) is required to be returned under any of the circumstances described in Section 9.13 (including pursuant to any settlement entered into by such Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Lender its Revolving Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit or the deemed issuance of the Existing Letters of Credit under Section 2.2(a), the applicable Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The applicable Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Restricted Entity may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the applicable Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v) payment by the applicable Issuing Lender under such Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Letter of Credit Termination Date (including as a result of the termination in whole pursuant to Section 2.1(c)(i) of the Revolving Commitments), the Borrower shall pay to the Administrative Agent an amount equal to 104% of the Dollar Equivalent of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the Letter of Credit Termination Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below. Furthermore, if a Letter of Credit with an expiration date that is later than the Letter of Credit Termination Date is issued, increased or extended, then on or prior to such date of issuance, increase or extension, the Borrower shall deposit into the Cash Collateral Account cash in an amount equal to 104% of the Dollar Equivalent of the Letter of Credit Exposure allocable to such Letter of Credit (or allocable to such increased amount in the case of an increase to an existing Letter of Credit).

(g) Liability of Issuing Lenders. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Lender and no Related Party thereof shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii) payment by any Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING ANY ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the applicable Issuing Lender, and such Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which a court of competent jurisdiction in a final, non-appealable finding rules were caused by (A) such Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Lender’s gross negligence or willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(f), 2.2(i), 2.3 (a)(vi), 2.16, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit or outstanding Swing Line Advances, as applicable, and promptly applied by the Administrative Agent at the request of the applicable Issuing Lender or the Swing Line Lender to any reimbursement or other obligations under Letters of Credit that exist or occur and to any outstanding Swing Line Advances, as applicable. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure and the outstanding amount of the Swing Line Advances during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders. If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the sum of (x) the Letter of Credit Exposure and (y) all Defaulting Lenders’ Revolving Pro Rata Share of the Swing Line Sublimit Amount other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been funded by it or reallocated to other Lenders, to the Borrower at the Borrower’s written request.

(iii) Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Defaulting Lender. Subject to Section 2.16(c), if, at any time, a Defaulting Lender exists hereunder, then, at the request of any Issuing Lender subject to Section 2.16(c), the Borrower shall deposit funds with Administrative Agent into the Cash Collateral Account an amount equal to such Defaulting Lender’s Revolving Pro Rata Share of the Letter of Credit Exposure as it relates to such requesting Issuing Lender.

(j) Letters of Credit Issued for Guarantors or any Restricted Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Restricted Subsidiary, the Borrower shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by such Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Restricted Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3. Swing Line Advances.

(a) Facility. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender shall, from time-to-time on any Business Day during the period from the date of this Agreement until the Business Day immediately preceding the Revolving Maturity Date, make Swing Line Advances to the Borrower which shall be due and payable on the Swing Line Payment Date, bearing interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate as agreed to between the Borrower and the Swing Line Lender; provided that (i) after giving effect to such Swing Line Advance, the aggregate outstanding principal amount of all Swing Line Advances advanced by the Swing Line Lender shall not exceed the Swing Line Sublimit Amount; (ii) after giving effect to such Swing Line Advance, the sum of the aggregate outstanding amount of all Revolving Advances plus the Dollar Equivalent of the Letter of Credit Exposure plus the aggregate outstanding amount of all Swing Line Advances, shall not exceed the Borrowing Limit then in effect; (iii) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (iv) each Swing Line Advance shall be in an aggregate amount not less than $100,000 and in integral multiples of $50,000 in excess thereof, except as otherwise set forth in any AutoBorrow Agreement; (v) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.3(a) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control; and (vi) if any Lender is at such time a Defaulting Lender hereunder, the Swing Line Lender shall not be obligated to make any Swing Line Advances unless the Borrower shall have deposited with the Administrative Agent into the Cash Collateral Account cash collateral in an amount equal to such Defaulting Lender’s Revolving Pro Rata Share of the aggregate Swing Line Sublimit Amount; provided that, in the event that the Administrative Agent, the Borrower, and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then if no Default exists, any cash collateral posted by the Borrower pursuant to this clause (vi) with respect to such Lender shall be returned to the Borrower. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below and as provided in Section 2.16(d).

(b) Prepayment. Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(a) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the aggregate outstanding principal amount of the Swing Line Advances advanced by the Swing Line Lender ever exceeds the Swing Line Sublimit Amount, the Borrower shall, upon receipt of written notice of such condition from the Swing Line Lender and to the extent of such excess, prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(c) Reimbursements for Swing Line Obligations.

(i) With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing of Base Rate Advances in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make available such Lender’s Revolving Pro Rata Share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower in accordance with this Section, and the Lenders to make Revolving Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower’s obligations with respect to Swing Line Advances, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or any AutoBorrow Agreement.

(ii) If at any time, the Revolving Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Revolving Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances made by the Swing Line Lender. The Swing Line Lender shall notify the Administrative Agent, and in turn, the Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in Same Day Funds, the amount of such Revolving Advance or participation.

(iii) If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3, such

Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance or purchase such participating interests pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Revolving Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Advance.

(d) Method of Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time)(or such later time as accepted by the Swing Line Lender) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Borrowing telecopied or facsimiled to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances made by the Swing Line Lender (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its respective obligation to pay such interest). Until each Lender funds its Revolving Advance or risk participation pursuant to clause (c) above, interest in respect of Lender’s Revolving Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(g) Adjustments to Swing Line Sublimit Amount. If any Lender becomes a Defaulting Lender hereunder, at the Borrower’s option and with at least one Business Day’s prior written notice to the Administrative Agent and the Swing Line Lender, the Borrower may decrease the Swing Line Sublimit Amount to such lesser amount notified to the Administrative Agent and the Swing Line Lender. If such election is made, then in the event that the Administrative Agent, the Borrower, and the Swing Line Lender agree that all existing Defaulting Lenders have adequately remedied all matters that caused such Lenders to be Defaulting Lenders, the Swing Line Sublimit Amount shall automatically, without further notice or action to be taken by any party hereto, be increased back up to the Swing Line Sublimit Amount that was in effect prior to the Borrower’s election made pursuant to this clause (g).

Section 2.4. Advances.

(a) Notice. Each Borrowing (other than Swing Line Borrowings), shall be made pursuant to the applicable Notice of Borrowing given not later than (i) 1:00 p.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 1:00 p.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or electronic mail; provided that, the Borrowings to be made on the Effective Date, including any such Borrowings, if any, necessary to continue the advances outstanding under the Existing Agreement, shall be made pursuant to the applicable Notice of Borrowing given not later than (x) 1:00 p.m. (Houston, Texas time) on the second Business Day before the Effective Date, in the case of a Eurodollar Advance or (ii) 1:00 p.m. (Houston, Texas time) on the Business Day before the Effective Date, in the case of a Base Rate Advance. Each Notice of Borrowing shall be by facsimile or by electronic mail (with a PDF file of the executed Notice of Borrowing attached), (A) specifying the requested date of such Borrowing, (B) specifying the requested Type and Class of Advances comprising such Borrowing, (C) specifying the aggregate amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Advances, specifying the requested Interest Period for each such Advance; provided that, any and all Borrowings to be made on an Increase Date shall consist only of Base Rate Advances which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Revolving Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 1:00 p.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three (3) Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance; provided that, if Conversions to Eurodollar Advances, if any, are to be made on the Effective Date, such Conversions shall be made pursuant to the applicable Notice of Continuation or Conversion given not later than 1:00 p.m. (Houston, Texas time) on the second Business Day before the Effective Date. Each such Notice of Continuation or Conversion shall be in writing or by facsimile or electronic mail (with a PDF file of the executed Notice of Continuation or Conversion attached), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Continuation or Conversion under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i) at no time shall there be more than ten Interest Periods applicable to outstanding Eurodollar Advances;

(ii) the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;

(iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent (which notice the Administrative Agent shall promptly deliver to the Borrower) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation (i) would eliminate the restriction on such Lender described above, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender;

(iv) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Eurodollar Advance, Convert into a Base Rate Advance.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.2(c) or Section 2.3(c), shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable pro rata share of such Borrowing, the Administrative Agent may assume that such Lender has made its applicable pro rata share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable pro rata share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the Adjusted Base Rate plus the Applicable Margin; and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

Section 2.5. Prepayments.

(a) Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5, Section 2.1(c)(ii), Section 2.3(b) and Section 2.14, and all notices given pursuant to this Section 2.5 shall be irrevocable and binding upon the Borrower; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.1(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.1(c). Each payment of any Advance pursuant to this Section 2.5 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16 or Section 2.1(c)(ii).

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 1:00 p.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with, in the case of Eurodollar Advances, accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $500,000 in excess thereof, (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof and (C) each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $250,000 and in multiple integrals of $50,000 in excess thereof, except as otherwise set forth in any AutoBorrow Agreement. If an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement.

(c) Mandatory.

(i) If, on any Business Day, the sum of (A) the outstanding Revolving Advances plus (B) the outstanding Swing Line Advances plus (C) the Dollar Equivalent of the Letter of

Credit Exposure exceeds the aggregate Revolving Commitments, then the Borrower shall, on such Business Day, to the extent of such excess, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances on a pro rata basis, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances; and third make deposits into the Cash Collateral Account to provide cash collateral in the remaining amount of such excess (if any) for the Letter of Credit Exposure.

(ii) On any date that a Borrowing Base Deficiency exists as stated in the Borrowing Base Certificate delivered pursuant to Section 5.2(g) or as notified to the Borrower by the Administrative Agent (with such calculation set forth in reasonable detail which shall be conclusive absent manifest error), the Borrower shall, within one Business Day, to the extent of such deficiency, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances on a pro rata basis, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances; and third make deposits into the Cash Collateral Account to provide cash collateral in the amount of such excess (if any) for the Letter of Credit Exposure.

(iii) If an increase in the aggregate Revolving Commitments is effected as permitted under Section 2.15, the Borrower shall prepay any Revolving Advances outstanding on the date such increase is effected to the extent necessary to keep the outstanding Revolving Advances ratable to reflect the revised Revolving Pro Rata Shares of the Lenders arising from such increase. Any prepayment made by Borrower in accordance with this clause (ii) may be made with the proceeds of Revolving Advances made by all the Lenders in connection such increase occurring simultaneously with the prepayment.

(d) Interest; Costs. Each prepayment of Eurodollar Advances pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

Section 2.6. Repayment.

(a) Revolving Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Revolving Advances on the Revolving Maturity Date.

(b) Swing Line Advances. Each Swing Line Advance shall be paid in full on the Swing Line Payment Date.

Section 2.7. Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on the average daily amount by which (i) such Lender’s Revolving Commitment exceeds (ii) the sum of such Lender’s outstanding Revolving Advances plus such Lender’s Revolving Pro Rata Share of the Dollar Equivalent of the Letter of Credit Exposure, at the per annum rate equal to the Applicable Margin for Commitment Fees for such period; provided that, no such Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender. Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on December 31, 2013, and on the Revolving Maturity Date. For purposes of this Section 2.7(a) only, Swing Line Advances shall not reduce the amount of the unused Revolving Commitment.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(i) Subject to Section 2.16, to the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is outstanding, in an amount equal to the greater of (A) the Applicable Margin for Eurodollar Advances per annum on the Dollar Equivalent of the available amount of such Letter of Credit, and (B) $600.00 per Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Revolving Maturity Date.

(ii) To each Issuing Lender, a fronting fee for each Letter of Credit issued, increased or extended by such Issuing Lender, equal to the greater of (A) 0.125% per annum on the available amount of such Letter of Credit and (B) $600.00. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Letter of Credit Termination Date.

(iii) To each Issuing Lender, an additional fronting fee for each commercial Letter of Credit equal to an amount agreed to between the Borrower and such Issuing Lender. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit in writing, and, in the case of an increase or extension only, on the date of such increase or such extension.

(iv) To each Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations, issuances or reissuances of any Letters of Credit issued by such Issuing Lender. Such fees shall be due and payable as requested by the applicable Issuing Lender in accordance with such Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Additional Fees. The Borrower agrees to pay the fees to the Administrative Agent and Wells Fargo Securities, LLC as set forth in the Fee Letter.

Section 2.8. Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on December 31, 2013, and on the Revolving Maturity Date. The Swing Line Advances shall bear interest only at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender.

(b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with six month Interest Periods, or, if agreed to by all Lenders, nine or twelve month Interest Periods, accrued but unpaid interest shall also be due every three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Revolving Maturity Date.

(c) Retroactive Adjustments of Applicable Margin. In the event that any financial statement, Compliance Certificate or Borrowing Base Certificate delivered pursuant to Section 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period then in effect (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate or Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin then in effect that would have applied were applicable for such Applicable Period (and in any event at the highest level then in effect if the inaccuracy was the result of intentional dishonesty, fraud or willful misconduct), and (iii) the Borrower shall promptly, without further action by the Administrative Agent, any Lender or any Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.8(c) shall not limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest as set forth in Section 2.8(d) below or Article 7. The Borrower’s obligations under this Section 2.8(c) shall survive the termination of the Revolving Commitments and the repayment of all other Secured Obligations hereunder.

(d) Default Rate. Notwithstanding the foregoing, (a) upon the occurrence and during the continuance of an Event of Default under Section 7.1(a), all overdue amounts shall bear interest, after as well as before judgment, at the Default Rate and (b) upon the occurrence and during the continuance of any Event of Default (including under Section 7.1(a)), upon the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.8(d) and all interest accrued but unpaid on or after the Revolving Maturity Date shall be due and payable on demand, and if no express demand is made, then due and payable on such other dates as when interest is due hereunder.

Section 2.9. Illegality. If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 12:00 noon (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.10. Breakage and Other Costs. Within 5 Business Days of demand made by any Lender to the Borrower (with a copy to the Administrative Agent) from time to time, the Borrower shall compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.12(a) or Section 2.16) of any Eurodollar Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Eurodollar Advance on the date or in the amount notified by the Borrower;

(c) any payment by the Borrower of reimbursement drawings under any Foreign Currency L/C in a currency other than such Foreign Currency; or

(d) any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.10, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded. Notice of any Lender (including delivered by the Administrative Agent on behalf of any Lender providing such notice to the Administrative Agent) setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to Borrower and shall be conclusive and binding absent manifest error.

Section 2.11. Increased Costs.

(a) Eurodollar Advances. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, financial institutions generally, including any Lender (or its applicable Lending Office) (except any reserve requirement reflected in the Eurodollar Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on financial institutions generally, including any Lender or any Issuing Lender (or its applicable Lending Office) or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) of making or maintaining any Eurodollar Advance (or of maintaining its obligation to make any such Advance), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office) or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, the Borrower shall pay to such Lender or such Issuing Lender, as the case may be, within three Business Days after written demand therefor, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Adequacy. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of financial institutions generally, including such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Designation of a Different Lending Office. If any Lender requests compensation under this Section 2.11 then, at the request of the Borrower, such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such

Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.11 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.12. Payments and Computations.

(a) Payments. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in Same Day Funds, without setoff, deduction, or counterclaim; provided that, the Borrower may setoff amounts owing to any Lender that is at such time a Defaulting Lender against Advances that such Defaulting Lender failed to the fund to the Borrower under this Agreement (the “Unfunded Advances”) so long as (i) the Borrower shall have delivered prior written notice of such setoff to the Administrative Agent and such Defaulting Lender, (ii) the Advances made by the Lenders (other than such Defaulting Lender) as part of the original Borrowing to which the Unfunded Advances applied shall still be outstanding, (iii) if such Defaulting Lender failed to fund Advances under more than one Borrowing, such setoff shall be applied in a manner satisfactory to the Administrative Agent, and (iv) upon the application of such setoff, the Unfunded Advances shall be deemed to have been made by such Defaulting Lender on the effective date of such setoff.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement not later than 12:00 noon (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in Schedule II (or such other location as the Administrative Agent shall designate in writing to the Borrower). Subject to Section 7.6, the Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably to the applicable Class of Advances in accordance with each Lender’s Revolving Pro Rata Share for the account of their respective applicable Lending Offices (other than amounts payable solely to the Administrative Agent, a specific Issuing Lender or a specific Lender pursuant to Sections 2.2, 2.3, 2.9, 2.10, 2.11, 2.13, 2.14, 9.1, and 9.2 but after taking into account payments effected pursuant to Section 7.4), and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office (or to the Administrative Agent, a specific Issuing Lender or a specific Lender), in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, a specific Issuing Lender, a specific Swing Line Lender, or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(d) Computations. All computations of interest for Base Rate Advances (other than Base Rate Advances based on the Federal Funds Rate or the Daily One-Month LIBOR) shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Advances or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Revolving Advances and accrued interest thereon or other such obligations greater than its Revolving Pro Rata Share thereof as provided herein (other than as a result of a termination of a Defaulting Lender’s Revolving Commitment under Section 2.1(c)(ii), the setoff right of the Borrower under clause (a) above, or the non-pro rata application of payments provided in the penultimate sentence of this clause (e)), then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Advances and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Advances or participations in Letter of Credit Obligations or Swing Line Advances to any assignee or participant, other than to the Borrower, any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). If a Lender fails to fund a Revolving Advance with respect to a Revolving Borrowing as and when required hereunder and the Borrower subsequently makes a repayment of any Revolving Advances, then, after taking into account any setoffs made pursuant to Section 2.12(a) above, such payment shall be applied among the non-Defaulting Lenders ratably in accordance with their respective Revolving Commitment percentages until each Lender (including any Lender that is at such time a Defaulting Lender) has its percentage of all of the outstanding Revolving Advances and the balance of such repayment shall be applied among the Lenders in accordance with their Revolving Pro Rata Share. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 2.13. Taxes.

(a) Defined Terms. For purposes of this Section 2.13, the term “Lender” includes any Issuing Bank and the term “applicable Legal Requirement” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without reduction or withholding for any Taxes, except as required by applicable Legal Requirement. If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.13, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(g)(ii)(A), (ii)(B) and (ii)(D), below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

A. any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

B. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

C. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by an applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

D. if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(j) Designation of a Different Lending Office. If any Lender requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.13, then, at the request of the Borrower, such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.13 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.14. Replacement of Lenders. If (a) the Borrower is required pursuant to Section 2.11 or 2.13 to make any additional payment to any Lender, (b) any Lender’s obligation to make or continue, or to convert Base Rate Advances into, Eurodollar Advances shall be suspended pursuant to 2.4(c)(iii) or 2.9, (c) any Lender is a Non-Consenting Lender, or (d) any Lender is a Defaulting Lender (any such Lender described in any of the preceding clauses (a) – (d), being a “Subject Lender”), then (i) in the case of a Defaulting Lender, the Administrative Agent may, upon notice to the Subject Lender and the Borrower, require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents as a Lender to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and (ii) in the case of any Subject Lender, the Borrower may, upon notice to the Subject Lender and the Administrative Agent and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event

(A) as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.7, unless such fee has been waived by the Administrative Agent;

(B) such Subject Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C) in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(D) such assignment does not conflict with applicable Legal Requirements; and

(E) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to the applicable departure, waiver or amendment of the Credit Documents.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same. In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.14, the Borrower may terminate such Defaulting Lender’s applicable Revolving Commitment as provided in Section 2.1(c)(ii).

Section 2.15. Increase in Commitments.

(a) At any time prior to the Business Day immediately preceding the Revolving Maturity Date, the Borrower may effectuate one or more increases in the aggregate Revolving Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other Eligible Assignees that at the time agree, in the case of any such Eligible Assignee that is an existing Lender to increase its Revolving Commitment as such Lender shall so select (an “Increasing Lender”) and, in the case of any other Eligible Assignee that is not an existing Lender (an “Additional Lender”), to become a party to this Agreement as a Lender; provided, however, that (i) each such Commitment Increase shall be equal to at least $25,000,000, (ii) all Revolving Commitments and Advances provided pursuant to a Commitment Increase shall be available on the same terms as those applicable to the existing Revolving Commitments and Revolving Advances, as applicable, except as to upfront fees which may be as agreed to between the Borrower and such Increasing Lender or Additional Lender, as the case may be, (iii) the aggregate of all such Commitment Increases shall not exceed $150,000,000, (iv) such Commitment Increase shall not effect an increase in the aggregate Revolving Commitments if the Revolving Maturity Date has occurred, and (v) no Commitment Increase may be effected if the Fixed Charge Coverage Ratio as of the fiscal quarter ended immediately prior to proposed Increase Date for which financial statements have been delivered by the Borrower pursuant to this Agreement was less than 1.50 to 1.00. The Borrower shall provide prompt notice of such proposed Commitment Increase pursuant to this Section 2.15 to the Administrative Agent and the Lenders. This Section 2.15 shall not be construed to create any obligation on the Administrative Agent or any of the Lenders to advance or to commit to advance any credit to the Borrower or to arrange for any other Person to advance or to commit to advance any credit to the Borrower.

(b) The Commitment Increase shall become effective on the date (the “Increase Date”) on or prior to which each of following conditions shall have been satisfied: (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and/or each Additional Lender, setting forth the Revolving Commitments, if any, of each such Increasing Lender and/or Additional Lender and, if applicable, setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender and (B) such evidence of appropriate authorization on the part of the Borrower with respect to such Commitment Increase and such legal opinions as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Revolving Advances to be made by each such Lender to effect the prepayment requirement set forth in Section 2.5(c)(ii), (iii) receipt by the Administrative Agent of a certificate of an authorized officer of the Borrower certifying (A) both before and after giving effect to such Commitment Increase, no Default has occurred and is continuing, (B) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), unless such representation or warranty relates to an earlier date which remains true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (C) the pro forma compliance with the covenants in Sections 6.17 and 6.18 and a calculation of the minimum Fixed Charge Coverage Ratio required under Section 2.5(a) above, in each case, after giving effect to such Commitment Increase, and (iv) receipt by the Increasing Lender or Additional Lender, as applicable, of all such fees as agreed to between such Increasing Lender and /or Additional Lender and the Borrower.

(c) Notwithstanding any provision contained herein to the contrary, from and after the date of such Commitment Increase, all calculations and payments of interest on the Revolving Advances shall take into account the actual Revolving Commitment of each Lender and the principal amount outstanding of each Revolving Advance made by such Lender during the relevant period of time.

(d) On such Increase Date if such Commitment Increase involves an increase in the aggregate Revolving Commitments, each Lender’s share of the Letter of Credit Exposure on such date shall automatically be deemed to equal such Lender’s Revolving Pro Rata Share of such Letter of Credit Obligations (such Revolving Pro Rata Share for such Lender to be determined as of the Increase Date in accordance with its Revolving Commitment on such date as a percentage of the aggregate Revolving Commitments on such date) without further action by any party.

Section 2.16. Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirement:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.2(h) and the Swing Line Lender’s Fronting Exposure, if any, with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance hereunder in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s current or potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.2(h) and the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender with respect to future Swing Line Advances; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or the

Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on the applicable pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations and Swing Line Advances are held by the Revolving Lenders pro rata in accordance with the applicable Revolving Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

A. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

B. Each Defaulting Lender shall be entitled to receive fees under Section 2.7(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.2(h).

C. With respect to any fee under Section 2.7(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Dollar Equivalent of the Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Dollar Equivalent of the Letter of Credit Exposure and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Pro Rata Share (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the sum of the aggregate outstanding Revolving Advances, plus the Revolving Pro Rata Share of the Dollar Equivalent of the Letter of Credit Exposure and the

Swing Line Advances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Advances. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Legal Requirement, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.2(h).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the above, the Borrower’s and the Administrative Agent’s right to replace a Defaulting Lender pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrower or the Administrative Agent against such Defaulting Lender under this Agreement, at law, in equity or by statute.

(c) Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Swing Line Advances. So long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to make any Swing Line Advances unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE 3

CONDITIONS

Section 3.1. Conditions Precedent to Effectiveness. The Existing Agreement shall be amended and restated in its entirety as set forth herein upon the occurrence of the following conditions precedent on or before the Effective Date:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each Lender requesting a Note;

(ii) the reaffirmation of the Guaranty executed by all Wholly-Owned Domestic Restricted Subsidiaries of the Borrower existing on the Effective Date;

(iii) the reaffirmation of the Security Agreement executed by each Credit Party, together with appropriate UCC-3 financing statements, if any, and intellectual property security agreements, if any, necessary for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv) certificates of insurance naming the Administrative Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance, and covering the Credit Party’s Properties with such insurance carriers, for such amounts and covering such risks as required by Section 5.3;

(v) a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects (except to the extent that such representation is qualified by materiality), except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date, (B) no Default has occurred and is continuing; and (C) all conditions precedent set forth in this Section 3.1 have been met;

(vi) a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(vii) certificates of good standing for each Credit Party in each state in which each such Person is organized, which certificate shall be (A) dated a date not earlier than 30 days prior to Effective Date or (B) otherwise effective on the Effective Date;

(viii) a legal opinion of Baker Botts L.L.P. as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent; and

(ix) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Consents; Authorization; Conflicts. The Borrower shall have received any consents, licenses and approvals of any Governmental Authority or any other Person and required in accordance with applicable Legal Requirement, or in accordance with any document, agreement, instrument or arrangement to which the Borrower or any Restricted Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents other than immaterial consents, licenses or approvals the absence of which would not reasonably be expected to be adverse to any Secured Party.

(c) Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date before and after giving effect to the initial Borrowing or issuance (or deemed issuance) of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date.

(d) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date by Sections 2.7(c) and 9.1 (other than legal fees) or any other provision of a Credit Document. The Borrower shall have paid the legal fees for the Administrative Agent as required under Section 9.1 to the extent such fees have been invoiced at least two Business Days prior to the Effective Date.

(e) Other Proceedings. No action, suit, investigation or other proceeding by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with this Agreement, any other Credit Document, or any of the Transactions.

(f) Material Adverse Change. Since December 31, 2012, there shall not have occurred any event or circumstance that could reasonably be expected to result in a Material Adverse Change.

(g) No Default. No Default shall have occurred and be continuing.

(h) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a Responsible Officer of the Borrower certifying that, before and after giving effect to the initial Borrowings made hereunder on the Effective Date and the other Transactions, the Credit Parties, taken as a whole, are Solvent.

(i) Delivery of Financial Statements; Projections. The Administrative Agent shall have received audited consolidated financial statements for the Borrower and its consolidated Subsidiaries for the fiscal year ended in 2012 and unaudited consolidated financial statements for the Borrower and its consolidated Subsidiaries for the first, second and third fiscal quarters of 2013. The Administrative Agent shall have also received projections prepared by management of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries, after giving effect to the Transactions, which shall be quarterly for the first year after the Effective Date and annually thereafter until the Revolving Maturity Date.

(j) Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower, with appropriate insertions and executed by a duly authorized officer of the Borrower.

(k) USA Patriot Act. The Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(l) September Compliance Certificate. The Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Borrower, reflecting the September Leverage Ratio of no greater than 4.50 to 1.00, after giving pro forma effect to the Transactions.

(m) Compliance with Law. The Borrower and each Subsidiary shall have been in compliance with all Legal Requirements which are applicable to such Persons, including the operations, business or Property of such Persons, except in any case where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Change or affect the consummation or the legality of the Transactions.

(n) Certain Advances under Existing Agreement. The Borrower shall have paid in full all other Advances (as defined in the Existing Agreement) if any, which are outstanding on the date hereof and not continued as Advances outstanding under this Agreement pursuant to Section 2.1(e).

Section 3.2. Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of the Issuing Lenders to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Existing Letters of Credit on the Effective Date) and of any reallocation of Letter of Credit Exposure provided in Section 2.16, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit or the reallocation of the Letter of Credit Exposure, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof or (ii) any representations and warranties that are in Section 4.19 or Section 4.20 on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof or (ii) any representations and warranties that are in Section 4.19 or Section 4.20 only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties. Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Borrower of the proceeds of such Borrowing, the issuance, increase, or extension of such Letter of Credit, and the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, the foregoing condition has been met.

(b) Default. As of the date of the making of any Advance, the issuance, increase, renewal or extension of any Letter of Credit, or the reallocation of the Letter of Credit Exposure, as applicable, no Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit, or the reallocation of the Letter of Credit Exposure would not cause a Default. Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Borrower of the proceeds of such Borrowing, the issuance, increase, or extension of such Letter of Credit, and the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, the foregoing condition has been met.

(c) Borrowing Base Certificate. The Administrative Agent shall have received from the Borrower a Borrowing Base Certificate as required under Section 5.2(g).

Section 3.3. Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.1. Organization. The Borrower and each of its Restricted Subsidiaries is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Amendment No. 1 Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2. Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s organizational powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, of such Credit Party, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement, as applicable, binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party except for immaterial laws or contractual restrictions the noncompliance with which would not reasonably be expected to be adverse to any Secured Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except for immaterial authorizations, approvals, other actions, notices or filings the failure to obtain of which would not reasonably be expected to be adverse to any Secured Party. At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s corporate powers, have been duly authorized by all necessary action, do not contravene (i) the Borrower’s certificate of incorporation or bylaws, or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority except for any immaterial contractual restrictions the noncompliance with which would not reasonably be expected to be adverse to any Secured Party.

Section 4.3. Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4. Financial Condition.

(a) The financial statements (other than the projections) delivered under Section 3.1(j) were prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial condition of the Persons covered thereby as of the respective dates thereof for the periods covered therein, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long -term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b) Since December 31, 2012, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.

Section 4.5. Ownership and Liens; Real Property. Each Restricted Entity (a) has good and marketable fee simple title to, or a valid leasehold interest or easement in, all Material Real Property, and good title to all material personal Property, used in its business, and (b) none of the Property owned by the Borrower or a Restricted Subsidiary is subject to any Lien except Permitted Liens.

Section 4.6. True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Restricted Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement or any other Credit Document, taken as a whole, does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading as of the date such information is dated or certified. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Restricted Subsidiaries (or on behalf of the Borrower or any such Restricted Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished (it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Credit Parties make no representation that such projections will be realized).

Section 4.7. Litigation. There are no actions, suits, or proceedings pending or, to any Restricted Entity’s knowledge, threatened against the Borrower or any Restricted Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of any Restricted Entity, threatened action or proceeding instituted against the Borrower or any Restricted Subsidiary which seeks to adjudicate the Borrower or any Restricted Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8. Compliance with Agreements.

(a) Neither the Borrower nor any of its Restricted Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Borrower or such Restricted Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. To the knowledge of the Credit Parties, neither the Borrower nor any of its Restricted Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Restricted Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9. Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) there has been no failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, or excise tax imposed under Section 4971 of the Code, (d) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (e) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (f) neither the Borrower nor any member of the Controlled Group has incurred any liability as a result of a Multiemployer Plan being in reorganization or insolvent that could reasonably be expected to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Restricted Entity has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10. Environmental Condition. Except as set forth on Schedule 4.10:

(a) Permits, Etc. Each Restricted Entity (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) is and, during the relevant time periods specified under applicable statutes of limitation, has been in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. To each Restricted Entity’s knowledge, none of the present or previously owned or operated Property of any Restricted Entity or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified by a Governmental Authority as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Restricted Entity, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third -party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project required to be undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries, pursuant to any Environmental Law, on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws is not expected to result in a Material Adverse Change.

Section 4.11. Subsidiaries. As of the Amendment No. 1 Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Restricted Subsidiary of the Borrower (including any such Restricted Subsidiary formed or acquired subsequent to the Effective Date) has complied (or will comply within the time periods specified therein) with the requirements of Section 5.8.

Section 4.12. Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13. Taxes. Proper and accurate (in all material respects), federal and all material state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower and each Restricted Subsidiary or any member of the Affiliated Group as determined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14. Permits, Licenses, etc. Each of the Borrower and its Restricted Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Restricted Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15. Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry, or to extend credit to others to purchase or carry, any margin stock in violation of Regulation T, U or X.

Section 4.16. Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each Restricted Subsidiary, taken as a whole, are in good working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of the Borrower or any Restricted Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17. Insurance. Each of the Borrower and its Restricted Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self -insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.18. Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien can be perfected by filing financing statements. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements (excluding, for perfection purposes, the Excluded Perfection Collateral).

Section 4.19. Pro Forma Compliance with Senior Secured Leverage Ratio. Before and after giving effect to the making of each Advance and each issuance, increase or amendment of a Letter of Credit the Senior Secured Leverage Ratio as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent is less than or equal to (a) the ratio for such fiscal quarter end required under Section 6.17, or (b) 4.50 to 1.00 if no ratio is required under Section 6.17 for such fiscal quarter end, but in any event, after giving pro forma effect to such Advance or such issuance, increase, or extension of a Letter of Credit, as applicable (which calculation, for the avoidance of doubt, uses all outstanding secured Funded Debt on the date of such Advance or the issuance, increase or extension of any Letter of Credit as applicable, and the Borrower’s consolidated EBITDA for the four fiscal quarter period ended as of such fiscal quarter end).

Section 4.20. Solvency. Before and after giving effect to the making of each Advance and the issuance or increase of each Letter of Credit, in each case, after the Effective Date, the Borrower and its Restricted Subsidiaries are, when taken as a whole, Solvent.

Section 4.21. Senior Indebtedness. The Obligations of each Credit Party under this Agreement and each of the other Credit Documents (i) rank at least senior in priority of payment to all subordinated Debt, if any, (ii) rank at least pari passu with all senior unsecured Debt, if any, of each such Person and (iii) are designated as “senior indebtedness” under all instruments and documents relating to such Debt to the extent possible under the relevant documents in respect thereof.

Section 4.22. Anti-Corruption Laws and Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers, employees, or to the knowledge of the Borrower or such Subsidiary, any of their respective affiliates, or (b) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws in any material respect. The Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Anti-Corruption Laws and Sanctions.

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless such Letter of Credit Exposure shall have been cash collateralized on terms and in amounts reasonably acceptable to the applicable Issuing Lenders), each Credit Party agrees to comply with the following covenants.

Section 5.1. Organization. Each Credit Party shall, and shall cause each of its respective Restricted Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization. Each Credit Party shall, and shall cause each of its respective Restricted Subsidiaries to qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, except where failure to so qualify could not reasonably be expected to cause a Material Adverse Change. Nothing contained in this Section 5.1 shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2. Reporting.

(a) Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2013) or such earlier date as required for the filing of Borrower’s Form 10-K pursuant to SEC rules, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion (i) shall be prepared in accordance with GAAP, (ii) shall not be subject to any “going concern” or like qualification or exception (other than with regard to the current maturity of the Obligations or a portion thereof in any opinion delivered for the fiscal year ending immediately prior to the Revolving Maturity Date) or any qualification or exception as to the scope of such audit, and (iii) shall state that such statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

(b) Quarterly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended

March 31, 2014) or such earlier date as required for the filing of Borrower’s Form 10-Q pursuant to SEC rules, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, and cash flows of the Borrower and its Restricted Subsidiaries, in all material respects, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

(d) Annual Budget. As soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent an annual operating, capital and cash flow budget for the immediately following fiscal year and reasonably detailed on a quarterly basis.

(e) Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five Business Days after a Responsible Officer of any Credit Party obtains knowledge thereof, a notice of any Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto.

(f) Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any material default notices given or received by the Borrower or by any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement evidencing Debt in an amount in excess of $10,000,000.

(g) Borrowing Base Certificate. (i) The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event, within 30 days after the end of each Month End Date, a Borrowing Base Certificate as of such Month End Date; provided that, if no Advances are outstanding at a Month End Date, a Borrowing Base Certificate shall not be required under this clause (i) for such Month End Date so long as such date is not the last day of a fiscal quarter. (ii) Notwithstanding clause (i) above, at least five (5) Business Days prior to the delivery of a Notice of Borrowing for a Revolving Advance or a request to the Swing Line Lender for a Swing Line Advance, in each case, delivered or requested at a time when no Advances are outstanding, the Borrower shall also provide, or shall cause to be provided, to the Administrative Agent a Borrowing Base Certificate as of the Month End Date occurring immediately prior to the date of such Notice of Borrowing or the date of such request.

(h) Environmental Notices. Promptly upon, and in any event no later than 15 days after, the receipt thereof, or the acquisition of knowledge thereof, by any Restricted Entity, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $10,000,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $10,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $10,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien (other than a Permitted Lien) upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located pursuant to any Environmental Law.

(i) Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any condition or event of which any Responsible Officer of any Credit Party obtains knowledge and which could reasonably be expected to result in a Material Adverse Change.

(j) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto.

(k) Termination of Plans. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(l) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA.

(m) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Restricted Subsidiary, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify, revoke, or suspend any contract, license, permit, or agreement with any Governmental Authority the modification, revocation or suspension of which could reasonably be expected to result in a Material Adverse Change.

(n) Disputes; etc. The Credit Parties shall provide to the Administrative Agent prompt written notice of (i) any claims, legal or arbitration proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting the Borrower or any Restricted Subsidiary, in any event, which could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which any Credit Party has knowledge resulting in or which could reasonably be expected to result in a strike against the Borrower or any Restricted Subsidiary, and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Restricted Subsidiary, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $10,000,000.

(o) Management Letters; Other Accounting Reports. Promptly upon receipt thereof (to the extent permitted by the Borrower’s auditors), the Borrower shall provide a copy of each “management letter” submitted to the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Restricted Subsidiaries, and a copy of any response by the Borrower or any Restricted Subsidiary of the Borrower, or the board of directors or managers (or other applicable governing body) of the Borrower or any Restricted Subsidiary of the Borrower, to such letter.

(p) Other Information. Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Restricted Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Any documentation or information that the Borrower is required to deliver to the Administrative Agent under this Section 5.2 shall be deemed to have been delivered to the Administrative Agent on the date on which such information or documentation is posted to (i) any website established by the Borrower of which Borrower notifies the Administrative Agent in accordance with Section 9.9, (ii) the then-current website for the SEC, or (iii) www.intralinks.com; www.syndtrak.com; www.debtx.com; or (A) any successor website thereto of which Borrower notifies the Administrative Agent in accordance with Section 9.9 or (B) any other virtual data room website that is commonly used in the banking industry to facilitate syndicated loan transactions and to which all Lenders have been granted access, and in any case, accessible by the Administrative Agent free of charge.

Section 5.3. Insurance.

(a) Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, carry and maintain all such insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and with reputable insurers.

(b) Copies of all certificates of insurance for policies covering the property or business of the Credit Parties, and endorsements and renewals thereof, shall be delivered by Borrower to and retained by the Administrative Agent. At the request of the Administrative Agent, copies of such policies of insurance, certified as true and correct copies of such documents by a Responsible Officer of the Borrower shall be delivered by Borrower to and retained by the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Restricted Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ (or such shorter period as may be accepted by the Administrative Agent) prior written notice to the Administrative Agent.

(c) Prior to the occurrence and continuance of an Event of Default, (i) all proceeds of property insurance received by a Credit Party for the loss of Property which constitutes Collateral shall be paid directly to the applicable Credit Party to repair or replace the damaged or destroyed Property covered by such policy; provided that such Credit Party shall begin to make (or enter into contractual commitments to make) such repair or replace such Property within 180 days from the receipt of such proceeds and (ii) any amount of proceeds that were paid to such Credit Party as permitted under clause (i)

above not contractually committed to be used toward the repair or replacement of such Property within the 180 days required under such clause (i) or not so used within 365 days from the receipt of such proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent to be, at the election of the Administrative Agent, (A) applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable, or (B) returned to such Credit Party to repair or replace the damaged or destroyed Property covered by such policy or to make such other investments permitted under Section 6.3 of this Agreement.

(d) After the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, all proceeds of insurance of any Credit Party, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(e) In the event that any insurance proceeds are paid to any Credit Party in violation of clause (c) or clause (d), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of Credit Party shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4. Compliance with Laws and Sanctions. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, comply with Legal Requirements (including Environmental Laws) which are applicable to such Restricted Entity, including the operations, business or Property of such Restricted Entity and maintain all related permits necessary for the ownership and operation of such Restricted Entity’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower will use commercially reasonable efforts to ensure that no funds used to pay the Obligations (i) constitute the property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person; (ii) are derived from any transactions or business with any Sanctioned Person or Sanctioned Country; or (iii) are derived from any unlawful activity, including but not limited to, activity in violation of anti-money-laundering rules and regulations.

Section 5.5. Taxes. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to pay and discharge all material taxes, assessments, and other charges and claims related thereto imposed on the Borrower or any of its Restricted Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6. Anti-Corruption; Sanctions. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, maintain in effect policies and procedures designed to promote compliance by each Credit Party and their respective directors, officers, employees, and agents with all applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.7. Security. The Borrower agrees that at all times before the termination of this Agreement, payment in full of the Obligations (other than reimbursement and indemnity obligations which survive for which the Borrower has not received a notice of claim and with respect to any Letter of

Credit Obligations, such obligations that have been cash collateralized on terms and in amounts reasonably acceptable to the applicable Issuing Lenders or other arrangements have been made that are satisfactory to the applicable Issuing Lenders), and termination in full of the Revolving Commitments, the Administrative Agent shall have an Acceptable Security Interest in the applicable Collateral, as required below, subject to any permitted releases pursuant to the terms of this Agreement or the Security Documents and to the grace periods set forth in Section 5.8 below and Schedule 5.8 with respect to newly created or acquired Subsidiaries or Unrestricted Subsidiaries designated as Restricted Subsidiaries, to secure the performance and payment of the Obligations as set forth in the Security Documents. The Borrower shall, and shall cause each Restricted Subsidiary to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in the following Properties, whether now owned or hereafter acquired: (a) all Equity Interests issued by any Subsidiary (other than a Foreign Subsidiary) and held by a Wholly-Owned Domestic Restricted Subsidiary or the Borrower; (b) 66% of the outstanding Voting Securities issued by any First Tier Foreign Subsidiary and 100% of the outstanding non-Voting Securities issued by any First Tier Foreign Subsidiary; and (c) all other Properties of the Credit Parties other than Excluded Properties. For the avoidance of doubt, notwithstanding the preceding provisions of this Section 5.7 or any other provisions of the Credit Documents, (i) neither the Borrower nor any Domestic Subsidiary shall be required to grant any security interest in more than 66% of the Voting Securities issued by any First Tier Foreign Subsidiary, (ii) neither the Borrower nor any Subsidiary shall be required to grant any security interest in Equity Interests in any Foreign Subsidiary that is not a First Tier Foreign Subsidiary, and (iii) no Foreign Subsidiary or Unrestricted Subsidiary shall be required to grant an Acceptable Security Interest in any of its Properties or otherwise be bound by the requirements of this Section 5.7.

Section 5.8. New Subsidiaries; Designations with Respect to Subsidiaries.

(a) In connection with the creation or acquisition of any new Restricted Subsidiary after the Effective Date, the Borrower shall deliver each of the applicable items set forth in Schedule 5.8 attached hereto within the time requirements set forth in Schedule 5.8. Any newly acquired or formed Subsidiary shall be deemed a Restricted Subsidiary unless designated by the Borrower as an Unrestricted Subsidiary in accordance with the terms of Section 5.8(b) or (c) below.

(b) The Borrower may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary or designate or redesignate any Restricted Subsidiary or a newly created or acquired Subsidiary as an Unrestricted Subsidiary, if each of the following conditions are satisfied:

(i) immediately before and after giving effect to such designation or redesignation, no Default shall exist and be continuing;

(ii) if such designation or redesignation is to make an Unrestricted Subsidiary a Restricted Subsidiary, the Borrower shall deliver to the Administrative Agent each of the applicable items set forth in Schedule 5.8 attached hereto within the time requirements set forth in Schedule 5.8;

(iii) the Borrower shall otherwise be in compliance with Section 5.7 and Section 6.4; and

(iv) if such designation or redesignation is to make a Restricted Subsidiary an Unrestricted Subsidiary or to designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary (other than as permitted under Section 5.8(c) below), the Borrower can demonstrate compliance with Sections 6.1 – 6.4, 6.8, 6.9, 6.14 and 6.17 – 6.22 as of the date of such designation or redesignation, assuming such designation or redesignation had not been made, in such detail as is reasonably acceptable to the Administrative Agent; provided that (A) only two such designations may be made as to any particular Subsidiary, and (B) such designation shall be made effective as of a fiscal quarter end.

(c) Notwithstanding the foregoing, the Borrower may designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary if (i) such Subsidiary was acquired pursuant to, or formed in connection with, a Permitted Acquisition and has not been otherwise designated as a Restricted Subsidiary, (ii) such designation is made immediately following or concurrently with the acquisition or formation of such Subsidiary, and (iii) within 30 days after such acquisition or formation, such Subsidiary becomes a Joint Venture as a result of the sale, transfer, conveyance, redemption, repurchase, conversion or other disposition of Equity Interests in such Subsidiary in compliance with the terms of this Agreement. For the avoidance of doubt, the conditions set forth in Section 5.8(a) and Schedule 5.8 attached hereto shall not be required to be satisfied in connection with any designation pursuant to this clause (c).

(d) The Borrower shall deliver to the Administrative Agent, within 20 Business Days after any such designation, a certificate of a Responsible Officer of Borrower stating the effective date of such designation and stating that the applicable foregoing conditions have been satisfied.

(e) Notwithstanding anything herein to the contrary: (i) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be or is treated as a “restricted subsidiary” for purposes of any other credit agreement, indenture or similar agreement (other than the Credit Documents), and such Subsidiary shall be, for all purposes under the Credit Documents, a Restricted Subsidiary; and (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Debt and Liens of such Subsidiary existing at such time.

Section 5.9. Records; Inspection. Each Credit Party shall maintain, in all material respects, proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. From time to time upon reasonable prior notice, each Credit Party shall permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party, to visit and inspect the Property of such Credit Party, and to discuss the business operations and Property of such Credit Party with the officers and directors thereof (provided that, so long as no Event of Default has occurred and is continuing, the Lenders shall be entitled to only one such visit per year coordinated by the Administrative Agent).

Section 5.10. Maintenance of Property. Each Credit Party shall, and shall cause each of its Restricted Subsidiaries to, maintain their owned, leased, or operated material Property, taken as a whole, in good condition and repair, except for normal wear and tear; and shall abstain from, and cause each of its Restricted Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.11. Field Exams.

(a) Field Exams. Each Credit Party shall permit the Administrative Agent to, at any reasonable time and upon reasonable prior notice, and from time to time upon request by the

Administrative Agent with reasonable notice, perform a Field Exam, subject to the confidentiality provisions of Section 9.8; provided that, unless an Event of Default has occurred and is continuing, the Borrower shall bear the cost of only one such Field Exam for each Credit Party per fiscal year. Notwithstanding anything herein to the contrary, (i) no Credit Party nor any Affiliate thereof nor any of the foregoing’s respective equity holders are intended to, and no such Person shall be, third party beneficiaries of any audits, appraisals, field exams or collateral audit conducted by any Secured Party or any other Person at the direction of any Secured Party, (ii) no Secured Party is obligated to share any such material or information with any Person other than the directly intended and express beneficiary thereof and (iii) as a condition to any disclosure of such material or information which a Secured Party may, but is not obligated to, provide, the applicable Secured Party may require that the Borrower execute and deliver a confidential, non-reliance, or other disclosure agreement in form and substance acceptable to the disclosing Secured Party (which agreement would not go into effect until the delivery of the applicable audit, appraisal or field exam).

(b) Default. If an Event of Default has occurred and is continuing, the Administrative Agent may perform, or cause to be performed, any additional Field Exams, and all such exams shall be performed at the Borrower’s sole cost and expense.

Section 5.12. Post-Closing. On or prior to the date 30 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Borrower shall cause to be delivered to the Administrative Agent a Field Exam of the Credit Parties’ accounts receivable and inventory and including an inspection and review of the books and records of the Credit Parties.

Section 5.13 Deposit Accounts. Commencing with the date that is 90 days after the Amendment No. 1 Effective Date (or such later date agreed to by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each Credit Party to deposit all proceeds of Eligible Receivables which were considered in calculating the then effective Borrowing Base into one or more deposit accounts subject to an Account Control Agreement (other than any Eligible Receivables acquired by, or generated by any business or Person that is acquired by and becomes, a Credit Party in connection with a Permitted Acquisition to the extent proceeds of such Eligible Receivables are deposited in Acquired Deposit Accounts during the 90-day period provided for in the definition thereof). Nothing in this Agreement or any other Credit Document shall be construed as requiring an Account Control Agreement on deposit accounts that are designated solely as accounts for, and are used solely for (i) payroll funding, employee compensation or employee benefits, (ii) taxes or (iii) petty cash in an amount not to exceed $500,000 in the aggregate at any time.

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless such Letter of Credit Exposure shall have been cash collateralized on terms and in amounts reasonably acceptable to the applicable Issuing Lenders), the Borrower agrees to comply with the following covenants.

Section 6.1. Debt. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) (i) the Obligations, and (ii) the Banking Services Obligations subject, in the case of overdraft lines of credit for the benefit of Foreign Restricted Entities, to the limits in Section 6.1(j) below;

(b) Debt existing on the date hereof and set forth in Schedule 6.1 and extensions, refinancings, refundings, replacements and renewals of any such Debt subject to the last sentence of this Section 6.1;

(c) intercompany Debt incurred by (i) the Borrower and owing to any Domestic Restricted Subsidiary or (ii) any Domestic Restricted Subsidiary and owing to (x) the Borrower or (y) any Domestic Restricted Subsidiary; provided that, if such Domestic Restricted Subsidiary to whom such Debt under either subclause (i) or (ii) is owed is not a Guarantor, then such Debt shall be subordinated to the Obligations pursuant to terms substantially the same as the subordination terms applicable to the Guarantors pursuant to the Guaranty;

(d) (i) intercompany Debt incurred by any Foreign Restricted Subsidiary and owing to the Borrower or to any Wholly-Owned Domestic Restricted Subsidiary; provided that, (A) such Debt is evidenced by a note, (B) the Administrative Agent shall have an Acceptable Security Interest in such note and the receivable evidenced thereby, and (C) the aggregate outstanding principal amount of such Debt incurred by Foreign Restricted Subsidiaries which are not First Tier Foreign Restricted Subsidiaries, together with the aggregate amount of Investments in the form of Equity Interests made by the Restricted Entities in or to Foreign Restricted Subsidiaries permitted under Section 6.3(n), shall not exceed $450,000,000 at any time; and (ii) intercompany Debt incurred by any Foreign Restricted Subsidiary and owing to any other Foreign Restricted Subsidiary;

(e) intercompany Debt incurred by any Credit Party for general corporate purposes and owing to any Foreign Restricted Subsidiary; provided that, (i) such Debt shall be subordinated to the Obligations pursuant to terms substantially the same as the subordination terms applicable to the obligations owing to a Guarantor pursuant to the Guaranty and (ii) the aggregate outstanding principal amount of such Debt permitted under this clause (e) shall not exceed $50,000,000 at any time;

(f) purchase money Debt or Capital Lease obligations in an aggregate outstanding principal amount not to exceed $10,000,000 at any time;

(g) Hedging Arrangements permitted under Section 6.16;

(h) (i) Debt arising from the endorsement of instruments for collection in the ordinary course of business and (ii) Debt incurred in the ordinary course of business under performance, surety and appeal bonds, government contracts, bids, statutory obligations, regulatory obligations and other obligations of a like nature;

(i) a guaranty of Debt so long as such underlying Debt is otherwise permitted under this Section 6.1; provided that, for the avoidance of doubt, such guaranty shall also be subject to the limitations of such underlying Debt;

(j) Debt incurred under overdraft lines of credit made available for the purpose of supporting the operations of any Foreign Restricted Entity in the United Kingdom, Canada, Singapore, Dubai or any other jurisdiction that is not a Sanctioned Entity; provided that, the aggregate outstanding principal amount of such Debt permitted under this clause (j) shall not exceed $30,000,000 at any time;

(k) unsecured Debt of the Borrower evidenced by bonds, debentures, notes or other similar instruments (including extensions, refinancings, refundings, replacements and renewals of thereof subject to the last sentence of this Section 6.1); provided that, (i) the scheduled maturity date of such Debt shall not be earlier than one year after the Revolving Maturity Date, (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or puts triggered upon change in control, sale of all or substantially all assets and certain asset sales, in each case which are customary with respect to such type of Debt, (iii) the aggregate outstanding principal amount of all Debt permitted under this clause (k) shall not exceed $150,000,000 at any time, (iv) before and after giving effect thereto, the Total Net Leverage Ratio, determined on a Pro Forma Basis, shall be less than 4.50 to 1.00, and (v) the agreements and instruments governing such Debt shall not contain (A) (x) any financial maintenance covenants that are more restrictive than those in this Agreement, or (y) any other affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Credit Documents, (C) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Secured Obligations (as such Secured Obligations may be amended, supplemented, modified, or amended and restated), provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), (D) any restrictions on the ability of any Restricted Subsidiary or the Borrower to pledge assets as collateral security for the Secured Obligations (as such Secured Obligations may be amended, supplemented, modified, or amended and restated), or (E) any restrictions on the ability of any Restricted Subsidiary or the Borrower to incur Debt under this Agreement or any other Credit Document other than a restriction as to the outstanding principal amount of such Debt in excess of the aggregate Revolving Commitments in effect on the date of the initial issuance of such Debt (after giving effect to the application of the proceeds from such issuance);

(l) unsecured Debt in respect of redeemable preferred Equity Interests, provided that, the terms thereof shall not require any purchase, redemption, retirement, defeasance or other payment in respect thereof at any time prior to one year after the Revolving Maturity Date;

(m) Debt of any Restricted Entity that is not recourse to any other Restricted Entity and that is assumed by such Restricted Entity in connection with any Permitted Acquisition (or, if such Restricted Subsidiary is acquired as part of such Permitted Acquisition, Debt of such Restricted Subsidiary existing prior thereto that is not recourse to any other Restricted Entity other than another Restricted Entity that is acquired as part of the same Permitted Acquisition) and the refinancing and renewal thereof; provided, however, that (i) such Debt exists at the time of such Permitted Acquisition at least in the amounts assumed in connection therewith and is not drawn down, created or increased in contemplation of or in connection with such Permitted Acquisition, (ii) such Debt is not recourse to any Restricted Entity or any Property thereof prior to the date of such Permitted Acquisition, and (iii) the aggregate principal amount of Debt at any time outstanding pursuant to this clause (m) shall not exceed $10,000,000;

(n) Debt arising from the financing of insurance premium of any Restricted Entity, so long as (i) such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the underlying term of such insurance policy, (ii) any unpaid amount of such Debt is fully cancelled upon termination of the underlying insurance policy, and (iii) the aggregate principal amount of Debt at any time outstanding pursuant to this clause (n) shall not exceed $10,000,000;

(o) secured Debt in connection with letters of credit issued by any financial institution that is a Lender hereunder at the time of such issuance pursuant to a bilateral line of credit available for the account of any Credit Party, provided that the sum of (i) outstanding amounts drawn plus (ii) available amounts to be drawn under all such letters of credit issued under all such bilateral lines of credit shall not exceed $10,000,000 at any time;

(p) unsecured Debt in respect of Investments permitted by Section 6.3(e) and Section 6.3(o); and

(q) unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that (i) before and after giving effect to the creation, assumption or other incurrence thereof, the Total Net Leverage Ratio, determined on a Pro Forma Basis, shall be less than 4.50 to 1.00, and (ii) the aggregate outstanding principal amount of Debt permitted under this clause (q) shall not exceed $50,000,000 at any time.

Any extensions, refinancings, refundings, replacements and renewals of Debt as permitted above in clauses (b) and (k) of this Section 6.1 shall also be subject to the condition that any such Debt incurred for the purpose of effecting such extension, refinancing, refunding, replacement or renewal shall be in an aggregate principal amount not greater than the aggregate principal amount of the Debt being extended, refinanced, refunded, replaced or renewed, plus the amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest thereon, the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and an amount equal to any unutilized active commitment under the Debt being extended, refinanced, refunded, replaced or renewed.

Section 6.2. Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Restricted Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations pursuant to the Security Documents;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, landlord’s liens and other similar liens, and such Liens granted under contract with such materialmen, mechanic, carrier, workmen, repairmen and landlord, in any case, arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;

(e) Liens securing purchase money Debt or Capital Lease obligations permitted under Section 6.1(f); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money Debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds);

(f) Liens arising from precautionary UCC financing statements regarding operating leases;

(g) encumbrances consisting of easements, zoning restrictions, servitudes or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business;

(h) Liens arising solely by virtue of a depository institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(i) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(j) judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC or by contract in favor of a reclaiming seller of goods or buyer of goods (including purchase money security interests in favor of vendors in the ordinary course of business);

(l) Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(m) Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license;

(n) Liens created pursuant to joint venture agreements and related documents (to the extent a Lien on the Equity Interest owned by any Borrower or Restricted Entity in the applicable Joint Venture is required thereunder) having ordinary and customary terms (including with respect to Liens) and entered into in the ordinary course of business and securing obligations other than Debt;

(o) Liens encumbering Properties of the Restricted Entities which is not Collateral or Property required to be Collateral under Section 5.7 and securing Debt permitted under Section 6.1(o);

(p) Liens encumbering Properties of Foreign Subsidiaries securing Debt permitted under Section 6.1(j);

(q) Liens on Property of a Person which becomes a Restricted Subsidiary after the date hereof or on Property of a Restricted Entity that is acquired pursuant to a Permitted Acquisition, to the extent that (i) such Liens are in existence at the time such Person becomes a Restricted Subsidiary or such Property was acquired and were not created in anticipation thereof and (ii) the Debt secured by such Liens does not thereafter increase in amount; and

(r) Liens existing as of the date hereof and set forth on Schedule 6.2; and

(s) Liens granted to any Lender in its individual capacity (and not, if applicable, as Administrative Agent), on cash, Liquid Investments and deposit accounts to secure Debt permitted under Section 6.1(o);

provided that, for the avoidance of doubt, no Permitted Lien (other than the Liens permitted under clause (a), clause (d), and clause (h) above) shall encumber International Cash or Domestic Cash.

Section 6.3. Investments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make or hold any Investment other than the following (collectively, the “Permitted Investments”):

(a) Investments in the form of trade credit to customers of a Restricted Entity arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) Investments made prior to the Effective Date as specified in the attached Schedule 6.3;

(d) Investments in any Unrestricted Subsidiary; provided that, (i) the aggregate amount of all such Investments permitted under this clause (d) does not exceed $25,000,000 at any time outstanding (other than as a result of appreciation), and (ii) if any Restricted Payments made by Unrestricted Subsidiaries are included in the calculation of EBITDA of any period for any purpose under this Agreement, then no Investments may be made by any Restricted Entity in such applicable Unrestricted Subsidiary during such period (under this clause (d) or otherwise) unless the Borrower would otherwise be in compliance with the applicable covenant without taking into account such Restricted Payments from the Unrestricted Subsidiaries;

(e) Investments by a Credit Party to any other Credit Party;

(f) Investments in the form of Permitted Acquisitions; provided that, if such Permitted Acquisition involves a Subsidiary, such Acquisition otherwise complies with this Agreement, including Section 5.8 as to Wholly-Owned Domestic Restricted Subsidiaries and either (i) clause (d) above with respect to any Unrestricted Subsidiary or (ii) clause (n) below with respect to any Foreign Restricted Subsidiary;

(g) creation of any additional Restricted Subsidiaries in compliance with Section 5.8;

(h) creation of any Unrestricted Subsidiaries in compliance with Section 5.8; provided that, the initial capitalization thereof is permitted under clause (d) above;

(i) loans or advances to directors, officers and employees of any Restricted Entity for expenses or other payments incident to such Person’s employment or association with any Restricted Entity; provided that the aggregate outstanding amount of such advances and loans shall not exceed $2,500,000 at any time outstanding;

(j) (i) Investments made by any Foreign Restricted Subsidiary in or to any other Foreign Restricted Subsidiary, and (ii) Investments in the form of intercompany Debt to the extent permitted under Section 6.1(c), (d) or (e);

(k) Investments (including debt obligations and Equity Interests) and other assets received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement or delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(l) Investments in the form of mergers and consolidations of Restricted Entities in compliance with Section 6.7(a); provided that, if such Investments involves a Subsidiary, such Acquisitions otherwise complies with this Agreement, including Section 5.8 as to Restricted Subsidiaries and clause (d) above with respect to any Subsidiary that is not a Credit Party;

(m) Capital Expenditures permitted under Section 6.20;

(n) Investments in the form of Equity Interests, including the purchase or acquisition thereof and capital contributions in connection therewith, made by the Restricted Entities in or to Foreign Restricted Subsidiaries; provided that, (i) such Investments are made for general corporate purposes, including to fund a Permitted Acquisition, and (ii) the aggregate amount of such Investments permitted under this clause (n), together with the aggregate outstanding principal amount of intercompany Debt incurred by Foreign Restricted Subsidiaries which are not First Tier Foreign Restricted Subsidiaries permitted under Section 6.1(d), shall not exceed $450,000,000 at any time outstanding (other than as a result of appreciation);

(o) other Investments in an aggregate amount not to exceed $10,000,000 at any time outstanding (other than as a result of appreciation); and

(p) Investments in Joint Ventures in an aggregate amount not to exceed $65,000,000 at any time outstanding (other than as a result of appreciation);

provided that in the case of each such Investment made after the Amendment No. 1 Effective Date pursuant to clause (d), (g)(but only to the extent such new Restricted Subsidiary is not a Credit Party), (n), (o) or (p) above, both before and after the making of such Investment, Liquidity determined on a Pro Forma Basis must be at least $75,000,000.

Section 6.4. Acquisitions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make an Acquisition in a single transaction or related series of transactions other than:

(a) mergers and consolidations permitted by Section 6.7(a), and

(b) an Acquisition that meets each of the following conditions: (i) no Default exists both before and after giving effect to such Acquisition; and (ii) both before and after giving effect to such Acquisition, Liquidity, determined on a Pro Forma Basis, shall be at least $75,000,000

Section 6.5. Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Restricted Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith other than:

(a) this Agreement and the other Credit Documents;

(b) agreements governing Debt permitted by Section 6.1(f) to the extent such restrictions govern only the assets financed pursuant to such Debt and the proceeds thereof;

(c) agreements governing Debt permitted by Section 6.1(j), (m), and (o) to the extent such restrictions do not apply to Collateral or Properties which are required to be Collateral under Section 5.7 and such agreements do not require the direct or indirect granting of any Lien securing such Debt or other obligation by virtue of the granting of Liens on or pledge of Collateral to secure the Secured Obligations;

(d) any prohibition or limitation that (i) exists pursuant to applicable requirements of a Governmental Authority, (ii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Borrower or a Restricted Subsidiary and customary provisions in other contracts restricting assignment thereof, or (iii) exists in any agreement in effect at the time a Subsidiary becomes a Restricted Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(e) any prohibition or limitation that exists in any contract to which a Credit Party is a party on the date hereof so long as (i) such prohibition or limitation is generally applicable and does not specifically address any of the Secured Obligations or the Liens granted under the Credit Documents, and (ii) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to any Secured Party; and

(f) prohibitions or limitations contained in the organizational documents of any Joint Venture or the related joint venture or similar agreement that prohibit or restrict the granting, conveying, creation or imposition of any Lien on any Equity Interest in such joint venture.

Section 6.6. Use of Proceeds; Use of Letters of Credit.

(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to: (i) use the proceeds of the Revolving Advances for any purposes other than (A) to continue the advances and other obligations, including without limitation the Existing Letters of Credit, outstanding under the Existing Agreement as provided herein, (B) the payment of fees and expenses related to the entering into of Transactions, (C) working capital purposes of the Borrower and any Restricted Subsidiary, or (D) other general corporate purposes of the Borrower and any Restricted Subsidiary, including Permitted Acquisitions and permitted Restricted Payments; or (ii) use the proceeds of the Swing Line Advances or the Letters of Credit for any purposes other than (A) working capital purposes of the Borrower and any Restricted Subsidiary or (B) other general corporate purposes of the Borrower and any Restricted Subsidiary. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

(b) The Borrower shall not request any Borrowing or Letter of Credit, and the Borrower shall not use and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.7. Corporate Actions; Accounting Changes.

(a) No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, merge or consolidate with or into any other Person, except:

(i) that the Borrower may merge with any of its Wholly-Owned Restricted Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity;

(ii) that any Restricted Entity that is not a Credit Party may merge or consolidate with any other Restricted Entity that is not a Credit Party;

(iii) that any Restricted Entity that is not a Credit Party may merge or consolidate with any Credit Party; provided that a Credit Party is the surviving entity or such merger or consolidation is otherwise permitted by Section 6.8;

(iv) merger or consolidation as part of a Permitted Acquisition under Section 6.4(b), subject to the conditions set forth therein; provided that (x) if a Credit Party is a party to such merger or consolidation, the surviving entity shall be a Credit Party and (y) if a Restricted Entity is a party to such merger or consolidation, the surviving entity shall be a Restricted Entity; and

(v) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Change and such Subsidiary may effect the same by merger or consolidation.

(b) No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (i) without at least fifteen (15) days (or such shorter period as agreed to by the Administrative Agent) prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction (except that this clause (i) shall not apply to any Foreign Restricted Subsidiary unless such Subsidiary is a First Tier Foreign Restricted Subsidiary), (ii) amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents, in any manner that could reasonably be expected to be materially adverse to the Lenders, or (iii) change the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless such changes are required to conform to GAAP or such changes are to conform the accounting practices of the Borrower and its Restricted Subsidiaries and notice of such changes have been delivered to the Administrative Agent prior to effecting such changes.

Section 6.8. Disposition of Assets. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, make a Disposition other than:

(a) Disposition by any Restricted Entity of any of its Properties to any Credit Party; provided that, at the reasonable request of the Administrative Agent, the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) pursuant to documentation reasonably satisfactory to the Administrative Agent;

(b) Disposition by any Restricted Entity that is not a Credit Party of any of its Properties to any other Restricted Entity that is not a Credit Party; provided that, if such Property is an Equity Interest that is Collateral or otherwise required to be Collateral under Section 5.7, then at the reasonable request of the Administrative Agent, the receiving Restricted Entity (other than a Foreign Subsidiary) shall ratify, grant and confirm the Liens on such Equity Interest (and any other related Collateral) pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c) Sale of inventory in the ordinary course of business and Disposition of cash or Liquid Investments in the ordinary course of business;

(d) Disposition of worn out, obsolete or surplus property in the ordinary course of business and the abandonment or other Disposition of patents, trademarks and copyrights that, in the reasonable judgment of Borrower and its Subsidiaries, should be replaced or are no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(e) mergers and consolidations in compliance with Section 6.7(a);

(f) Permitted Investments;

(g) assignments and licenses of patents, trademarks or copyrights of any Restricted Entity in the ordinary course of business;

(h) Disposition of any assets required under Legal Requirements;

(i) Dispositions of equipment in the ordinary course of business the proceeds of which are reinvested in the acquisition of equipment of comparable value and type within 90 days and on which the Administrative Agent has an Acceptable Security Interest;

(j) Dispositions of Equity Interests in a Joint Venture or Unrestricted Subsidiary;

(k) leases of real or personal property in the ordinary course of business; and

(l) Disposition of Properties not otherwise permitted under the preceding clauses of this Section 6.8; provided that, such Disposition, taken together with all such other Dispositions completed since the Effective Date, does not exceed 5% of the Tangible Net Assets in the aggregate and calculated at the time of such subject Disposition.

Section 6.9. Restricted Payments. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to make any Restricted Payments except that:

(a) (i) the Restricted Subsidiaries may make Restricted Payments to the Borrower or any other Credit Party, and (ii) the Restricted Subsidiaries that are not Credit Parties may make Restricted Payments to other Restricted Subsidiaries that are not Credit Parties; and

(b) so long as no Default exists or would result from the making of such Restricted Payment, the Borrower or any Restricted Subsidiary may make cash Restricted Payments in an amount not to exceed $10,000,000 in the aggregate after the Effective Date to existing and former officers, directors, and employees of the Borrower or such Restricted Subsidiary; provided that such Restricted Payments are in consideration for the retirement, purchase, or redemption of any of the Equity Interests of such Restricted Entity, or any option, warrant or other right to purchase or acquire such Equity Interest, in any event, held by such Person.

Section 6.10. Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Restricted Entities other than:

(a) such transaction or series of transactions are arm’s length transactions entered into on terms that are not materially less favorable to the Borrower or any Restricted Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate;

(b) the intercompany agreements described on Schedule 6.10; provided that the terms thereof may not be amended, supplemented or otherwise modified unless such amended, supplemented or otherwise modified terms complies with clause (a) above;

(c) the Restricted Payments permitted under Section 6.9;

(d) Investments in the form of Equity Interests of Subsidiaries, including the purchase or acquisition thereof and capital contributions in connection therewith;

(e) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans).

Section 6.11. Line of Business. No Credit Party shall, and shall not permit any of its Restricted Subsidiaries to, change the character of the Borrower’s and its Restricted Subsidiaries collective business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to, or a normal extension of, the Borrower’s and its Restricted Subsidiaries collective business as presently conducted.

Section 6.12. Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, Release any Hazardous Substance or Hazardous Waste into the Environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any material liability on the Lenders or the Administrative Agent.

Section 6.13. Compliance with ERISA. Except for matters that could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any failure to satisfy the “minimum funding standard” under Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.14. Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Restricted Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Restricted Subsidiary intends to use for substantially the same purpose as the Property sold or transferred; provided that, the Restricted Entities may effect such transactions with Property that is not Collateral so long as such transactions do not exceed $10,000,000 in the aggregate.

Section 6.15. [Reserved].

Section 6.16. Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Restricted Subsidiaries’ operations; provided that, for the avoidance of doubt, any Restricted Entity may enter into Hedging Arrangements (A) to mitigate risk to which such Restricted Entity has actual exposure, (B) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Restricted Entities and (C) consisting of spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes.

Section 6.17. Senior Secured Leverage Ratio. The Borrower shall not permit the Senior Secured Leverage Ratio (a) as of the last day of each fiscal quarter ending after the Amendment No. 1 Effective Date and on or prior to December 31, 2016, to be more than 4.50 to 1.00; (b) as of the last day of each fiscal quarter ending in 2017, to be more than 4.00 to 1.00, and (c) as of the last day of each fiscal quarter ending after December 31, 2017, to be more than 3.50 to 1.00.

Section 6.18. Minimum Fixed Charge Coverage Ratio. If the last day of any calendar month is a FCCR Covenant Trigger Date, the Borrower shall not permit its Fixed Charge Coverage Ratio as of the most recently ended fiscal year or quarter for which financial statements have been delivered under Section 5.2(a) or Section 5.2(b), to be less than 1.25 to 1.00.

Section 6.19. [Reserved].

Section 6.20. Capital Expenditures. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, expend any Capital Expenditure (other than Equity Funded Capital Expenditures); provided that (i) Borrower shall be in pro forma compliance with the covenants in Sections 6.17 and 6.18, and (ii) before and after giving effect thereto, no Default shall have occurred.

Section 6.21. Non-Obligors. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) permit the Net Income of the Credit Parties to be less than 85% of the consolidated Net Income of the Borrower and its Domestic Restricted Subsidiaries, (b) permit the net book value of all assets of the Credit Parties to be less than 85% of the aggregate consolidated net book value of all assets of the Borrower and its Domestic Restricted Subsidiaries, (c) permit the Net Income of the Combined Entities to be less than 85% of the consolidated Net Income of the Borrower and its Restricted Subsidiaries, (d) permit the net book value of all assets of the Combined Entities to be less than 85% of the aggregate consolidated net book value of all assets of the Borrower and its Restricted Subsidiaries, in each case, as established in accordance with GAAP and as reflected in the financial statements most recently delivered to the Administrative Agent pursuant to the terms hereof.

Section 6.22. Prepayment of Certain Debt. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except:

(a) the prepayment of the Obligations in accordance with the terms of this Agreement,

(b) regularly scheduled or required repayments, purchases or redemptions of Permitted Debt (other than Debt permitted under Section 6.1(k) and Debt permitted under Section 6.1(l)),

(c) refinancings and refundings of Permitted Debt so long as such refinancings and refundings would otherwise be permitted under Section 6.1, including the last sentence therein (to the extent applicable),

(d) prepayments of intercompany Debt owing to a Credit Party, and

(e) so long as no Event of Default exists or would result therefrom, other prepayments, repayments, redemptions, purchases, defeasances or other satisfactions of Permitted Debt not described in the immediately preceding clauses (a) through (d), but specifically excluding any prepayments, repayments, redemptions, purchases, defeasances or other satisfactions of Debt permitted under Section 6.1(l), provided that before and after giving effect thereto, (i) Liquidity, determined on a Pro Forma Basis, shall be at least $100,000,000, (ii) the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis, shall be at least 1.25 to 1.00; and (iii) the aggregate principal amount of such Permitted Debt that is permitted to be prepaid, repaid, redeemed, purchased, defeased or otherwise satisfied under this Section 6.23(e) shall not to exceed $50,000,000; provided that, the limit required under this clause (iii) shall not apply if the Total Net Leverage Ratio, determined on a Pro Forma Basis, is less than or equal to 4.50 to 1.00.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or under any AutoBorrow Agreement (other the failure to pay such principal under such AutoBorrow Agreement which is fully satisfied with a Borrowing under Section 2.3(c)) or (ii) fails to pay, within three (3) Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of interest fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(e), Section 5.2(g), Section 5.3(a) or Article 6 of this Agreement; or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty (30) days after the earliest of (A) the date any officer of the Borrower has actual knowledge of such breach, (B) the date any Executive Officer of any Restricted Subsidiary has actual knowledge of such breach, and (C) the date written notice thereof shall have been given to the Borrower by the Administrative Agent or a Lender;

(d) Guaranties. Any material provision in the Guaranty shall at any time (before the Guaranty expires in accordance with its terms) and for any reason be determined by a court of competent jurisdiction to cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any Guarantor party thereto or by the Borrower; the Borrower or any Guarantor shall deny in writing that it has any liability or obligation under such Guaranty; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest with respect to any Collateral having a fair market value, individually or in the aggregate, in excess of $25,000,000 (unless released or terminated pursuant to the terms of such Security Document) or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing (unless released or terminated pursuant to the terms of this Agreement or such Security Document);

(f) Cross-Default. (i) Any Restricted Entity shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $25,000,000 individually or when aggregated with all such Debt of the Restricted Entities so in default (but excluding Debt owing to the Lenders hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Restricted Entities which is outstanding in a principal amount of at least $25,000,000 individually or when aggregated with all such Debt of the Restricted Entities so in default (but excluding Debt owing to the Lenders hereunder), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g) Bankruptcy and Insolvency. (i) Except as otherwise permitted under this Agreement, any Credit Party shall terminate its existence or dissolve or (ii) any Restricted Entity (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition described in this clause (B) shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Adverse Judgment. Any Restricted Entity suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers have not denied coverage, greater than $25,000,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expected to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $25,000,000;

(j) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $25,000,000;

(k) Invalidity of Credit Agreement. Any material provision of this Agreement shall cease to be in full force and effect and valid and binding on the Borrower or the Borrower shall so state in writing (except as permitted by the terms of this Agreement or as waived in accordance with Section 9.3); or

(l) Change in Control. The occurrence of a Change in Control.

Section 7.2. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(g)) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Revolving Advances and the obligation of the Issuing Lenders to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the principal of the Obligations, all interest thereon, and all other Obligations to be forthwith due and payable, whereupon such principal, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 104% of the Dollar Equivalent of the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3. Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,

(a) the obligation of each Lender to make Advances and the obligation of the Issuing Lenders to issue Letters of Credit shall immediately and automatically be terminated and all Obligations shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 104% of the Dollar Equivalent of the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, such Issuing Lender and their respective Affiliates under this Section 7.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.5. Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6. Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.12 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations other than Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Banking Service Providers) pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations other than Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Banking Service Providers) pro rata in accordance with the principal amounts of the Secured Obligations owed to them on the date of any such distribution);

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations other than Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Lenders (and to the extent applicable to Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Banking Service Providers) pro rata in accordance with such amounts owed to them on the date of any such distribution);

FIFTH, to the payment of all accrued interest constituting part of the Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Swap Counterparties and the Banking Service Providers) pro rata in accordance with the amounts of the Non-Credit Party Obligations owed to them on the date of any such distribution;

SIXTH, to the payment of any then due and owing principal constituting part of the Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Swap Counterparties and the Banking Service Providers) pro rata in accordance with the principal amounts of the Non-Credit Party Obligations owed to them on the date of any such distribution;

SEVENTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Non-Credit Party Obligations (the amounts so applied to be distributed ratably among the Swap Counterparties and the Banking Service Providers) pro rata in accordance with such amounts owed to them on the date of any such distribution; and

EIGHTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, payments and collections received by the Administrative Agent from any Credit Party that is not a Qualified ECP Guarantor (and any proceeds received in respect of such Credit Party’s Collateral (as defined in the Security Agreement)) shall not be applied to Excluded Swap Obligations with respect to any Credit Party, provided, however, that the Administrative Agent shall make such adjustments as it determines are appropriate with respect to payments and collections received from the other Credit Parties (or proceeds received in respect of such other Credit Parties’ Collateral) to preserve, as nearly as possible, the allocation to Secured Obligations otherwise set forth above in this Section 7.6 (assuming that, solely for purposes of such adjustments, Secured Obligations includes Excluded Swap Obligations), and provided, further, that, for purposes of this Section 7.6, the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time.

Section 7.7. Currency Conversion After Maturity. Notwithstanding any other provision in this Agreement, on the date that there has been an acceleration of the maturity of the Obligations or a termination of the obligations of the Lenders to make Advances hereunder or of the obligations of the Issuing Lenders to issue, increase, or extend Letters of Credit hereunder, in any case, as a result of any Event of Default, all Advances and all other Obligations denominated in any Foreign Currency shall be converted into, and all such amounts due thereunder shall accrue and be payable in, Dollars at the Exchange Rate on such date. From and after such date, all Advances shall be denominated only in, and all fees due under this Agreement shall be payable in, Dollars.

ARTICLE 8

THE ADMINISTRATIVE AGENTS AND ISSUING LENDERS

Section 8.1. Appointment, Powers, and Immunities.

(a) Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Affiliate thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and as an Issuing Lender as any other Issuing Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender,” “Lenders,” “Issuing Lender,” and “Issuing Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, make investments in, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Issuing Lenders.

(c) Exculpatory Provisions. The Administrative Agent (which term as used in this clause (c) and in Section 8.5 and the first sentence of Section 8.6 shall include its Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2, 7.3 and 9.3) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of or notice of the occurrence of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender and specifying such notice as a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.3) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties.

The Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, enforceability, sufficiency or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates, (vi) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders.

Section 8.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, Conversion of any Advance or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Advance, Conversion of such Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.3. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.4. Indemnification.

(a) INDEMNITY OF ADMINISTRATIVE AGENT. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH REVOLVING COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY CREDIT

DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT -OF -POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b) INDEMNITY OF ISSUING LENDERS. THE LENDERS SEVERALLY AGREE TO INDEMNIFY EACH ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH REVOLVING COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH ISSUING LENDER OR ANY OF ITS RELATED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY CREDIT DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY SUCH ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 8.5. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender or any other Issuing Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender or any other Issuing Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders or the Issuing Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.6. Resignation of Administrative Agent and Issuing Lenders.

(a) The Administrative Agent and any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent (and the Borrower shall have the right to appoint a successor Issuing Lender pursuant to clause (b) below). If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders (or as applicable, the Borrower) and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.00 and, in the case of an Issuing Lender, a Lender; provided that, if the Administrative Agent or Issuing Lender shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that (A) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (B) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lenders with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender, as applicable, as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lenders with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Lender’s resignation as Administrative Agent or Issuing Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents.

(b) Any Issuing Lender (including a retiring Issuing Lender) may be replaced at any time by written agreement among the Borrower, the Administrative Agent, such replaced Issuing Lender and, in the case of a replacement, the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring or replaced Issuing Lender pursuant to Section 2.7(b). From and after the effective date of such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

Section 8.7. Collateral Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of this Agreement, termination of all Hedging Agreements with such Persons, termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the applicable Issuing Lender have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations (other than with respect to Letters of Credit as to which other arrangements reasonably satisfactory to the applicable Issuing Lender have been made), all other Secured Obligations payable under this Agreement and under any other Credit Document and all Secured Obligations arising under terminated Hedging Agreements; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter (other than as a result of a violation of this Agreement); or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.7. In each case as specified in this Section 8.7(b), the Administrative Agent will, at the Borrower’s expense, promptly execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security

Documents, or to release such Guarantor from its obligations under the Guaranty and other applicable Credit Documents, in each case in accordance with the terms of the Credit Documents and this Section 8.7.

(c) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

Section 8.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the co-lead arrangers, joint bookrunners, co-syndication agent or any other agent named on the cover page to this Agreement (other than the Administrative Agent) shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, Swing Line Lender or Issuing Lender.

ARTICLE 9

MISCELLANEOUS

Section 9.1. Costs and Expenses. The Borrower agrees to pay within 30 days of invoice:

(a) all reasonable out -of -pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one law firm serving as counsel for the Administrative Agent and, if applicable, one law firm serving as local counsel for each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),

(b) all reasonable out -of -pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and

(c) all out -of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out -of -pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit.

Section 9.2. Indemnification; Waiver of Damages.

(a) INDEMNIFICATION. EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH ISSUING LENDER AND EACH LENDER AND EACH OF THEIR RESPECTIVE RELATED PARTIES (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL ACTIONS, SUITS, LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES OF ANY KIND (INCLUDING

REASONABLE ATTORNEYS’ FEES, EXPENSES AND CHARGES) OR NATURE, JOINT OR SEVERAL, TO WHICH SUCH INDEMNITEE MAY BECOME SUBJECT OR THAT MAY BE INCURRED OR ASSERTED OR AWARDED AGAINST SUCH INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF A DEFENSE IN CONNECTION THEREWITH) THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES OR LETTERS OF CREDIT ISSUED HEREUNDER, AND INCLUDING SUCH ARISING AS A RESULT OF SUCH INDEMNITEE’S OWN NEGLIGENCE REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR SEVERAL AND INCLUDING ENVIRONMENTAL LIABILITIES; PROVIDED THAT NO INDEMNITEE WILL HAVE ANY RIGHT TO INDEMNIFICATION FOR ANY OF THE FOREGOING TO THE EXTENT RESULTING FROM SUCH INDEMNITEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, HOLDERS OF EQUITY OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EACH CREDIT PARTY ALSO AGREES THAT NO INDEMNITEE WILL HAVE ANY LIABILITY (WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT, OR OTHERWISE) TO ANY CREDIT PARTY OR AFFILIATE THEREOF OR TO ANY OF THE FOREGOING’S RESPECTIVE EQUITY HOLDERS OR CREDITORS ARISING OUT OF, RELATED TO OR IN CONNECTION WITH ANY ASPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT SUCH LIABILITY IS DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY AND HOLD HARMLESS SHALL NOT APPLY TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES THAT IS INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE DIRECTLY FOR, OR AS A DIRECT CONSEQUENCE OF, SUCH INDEMNITEE BEING A DEFAULTING LENDER UNDER CLAUSE (A) OR (C) OF THE DEFINITION OF “DEFAULTING LENDER”, WHETHER ASSERTED BY ANY CREDIT PARTY, THE ADMINISTRATIVE AGENT, ANY ISSUING LENDER OR THE SWING LINE LENDER. No Credit Party shall, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. This Section 9.2(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or expenses arising from any non-Tax claims.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Indemnitee shall assert, agrees not to assert, and hereby waives, any claim against any Credit Party or any Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby; provided that, for the avoidance of doubt, nothing contained in this clause (b) shall limit any Credit Party’s indemnification, hold harmless or reimbursement obligations to extent set forth in Section 9.2(a) above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in which such Indemnitee is otherwise entitled to indemnification, hold harmless or reimbursement hereunder. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c) Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Revolving Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

(d) Payments. All amounts due under this Section 9.2 shall, unless otherwise set forth above, be payable not later than 10 days after demand therefor.

(e) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.1 or 9.2 above to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

Section 9.3. Waivers and Amendments. No amendment or waiver of any provision of this Agreement or any other Credit Document (other than the Fee Letter or any AutoBorrow Agreement), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1 or any of the conditions specified in Section 3.2 (other than Section 3.2(c)) in connection with the making of any Revolving Advance or Swing Line Advance or any issuance, increase, renewal or extension of any Letter of Credit or any reallocation of the Letter of Credit Exposure, (ii) increase the aggregate Revolving Commitments (except pursuant to Section 2.15), (iii) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (iv) release all or substantially all of the Guarantors from their respective obligations under any Guaranty except as specifically provided in the Credit Documents, (v) release all or substantially all of the Collateral except as permitted under Sections 8.7(b) and 9.22; (vi) amend the definition of “Majority Lenders” or change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document (other than as provided in clause (g) below); (vii) reduce the principal of Revolving Advances or interest amounts thereon payable hereunder or under any other Credit Document (provided that, the consent of the Majority Lenders shall be sufficient to waive or reduce the increased portion of interest on Revolving Advances resulting from Section 2.8(d));

(b) no amendment, waiver, or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following: (i) postpone any date fixed for any interest, fees or other amounts payable hereunder or extend the Revolving Maturity Date, or (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than the principal or interest);

(c) no Revolving Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(d) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(e) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document;

(f) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document; and

(g) no amendment, waiver, or consent shall, unless in writing and signed by the Super-Majority Lenders, amend the definition of “Super-Majority Lenders” or amend any provision which expressly requires the consent of, or action or waiver by, the Super-Majority Lenders.

For the avoidance of doubt, no Lender or any Affiliate of a Lender shall have any voting rights under this Agreement or any Credit Document as a result of the existence of obligations owed to it under Hedging Arrangements or Banking Services Obligations.

Section 9.4. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5. Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.8(c), 2.10, 2.11, 2.13(d), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 or Section 9.2(d) shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6. Binding Effect. This Agreement shall become effective as provided in Section 3.1 and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7. Lender Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, if any, and its Revolving Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment with respect to the Revolving Commitments shall be in an amount at least equal to $5,000,000.00; (iii) each partial assignment shall be made as an assignment of a proportionate part that is of a constant, and not varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Class of Advances or the Revolving Commitment assigned; and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes, if any, subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500.00 which fee may be waived by the Administrative Agent in its sole discretion. Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.13(g) and Section 2.13(g)(ii)(D)).

(b) The Administrative Agent, acting also as a non-fiduciary agent for the Borrower solely for this purpose, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (b), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes, if any, subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d) Each Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this

Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10 and 2.11 (provided that such participant shall not be entitled to receive any greater payment thereunder with respect to its participation than its participating Lender would have been entitled to receive) and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Obligations and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Obligations, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Obligations, or extending its Revolving Commitment). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph Section 9.8.

Section 9.8. Confidentiality. The Administrative Agent, the Swing Line Lender, each Issuing Lender, and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by any Restricted Entity pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby, (b) to any other Person if directly incidental to the administration of the credit facilities provided herein, but subject to clause (i) below as to any actual or proposed participant or assignee, (c) as required by any Legal Requirement, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any other Lending Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.8. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lending Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lending Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lending Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.9. Notices, Etc.

(a) Standard Application. All notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement and other than as provided in clause (b) below) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule II, if to Wells Fargo as the Swing Line Lender or the Administrative Agent, at its credit contact specified under its name on Schedule II, if to any other Swing Line Lender, at its credit contact specified in writing at the time the Swing Line Lender agrees to be the Swing Line Lender hereunder, and if to any Lender or any Issuing Lender at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, the Swing Line Lender, or any Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender, the Swing Line Lender or such Issuing Lender, as applicable, verbally or in writing.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article 2 if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.10. Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Obligations (or if such Obligations shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Obligations (or, if the applicable Obligations shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Obligations all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11. Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the specified currency with such other currency at any of the Administrative Agent’s offices in the United States of America on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lending Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, such Issuing Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, such Issuing Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.12, each Lender, each Issuing Lender or Administrative Agent, as the case may be, agrees to promptly remit such excess to the Borrower.

Section 9.13. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Lender or any Lender, or the Administrative Agent, any Issuing Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, any Issuing Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other laws for the relief of debtors or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in effect from time to time, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.14. Governing Law. This Agreement and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, applicable to contracts made and to be performed entirely within such state, including without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York). Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce.

Section 9.15. Submission to Jurisdiction. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF,

IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 9.16. Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 9.15. EACH OF THE PARTIES HERETO HEREBY AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.17. Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.9. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.19. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.20. Waiver of Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.21. USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.22. Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under its Guaranty in respect of Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 9.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.22, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section shall remain in full force and effect until the termination of all Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made). The Borrower intends that this Section 9.22 constitute, and this Section 9.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.23. Integration. THIS AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 9.24. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:

FORUM ENERGY TECHNOLOGIES, INC.

By:
James W. Harris
Chief Financial Officer and Senior Vice President

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender,
Issuing Lender, and Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

JPMORGAN CHASE BANK, N.A.
as an Issuing Lender and a Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

BANK OF AMERICA, N.A.
as an Issuing Lender and a Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

CITIBANK, N.A.
as a Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

AMEGY BANK NATIONAL ASSOCIATION
as a Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

HSBC BANK USA, N.A.
as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

COMERICA BANK,
as a Lender

By:
Name:
Title:

Signature page to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)